                                CREDIT AGREEMENT


                                  dated as of

                                November 6, 1998


                                     among

                       REPUBLIC ENGINEERED STEELS, INC.,
                                  as Borrower,

                          THE GUARANTORS named herein,

                           THE LENDERS named herein,

                           THE CHASE MANHATTAN BANK,
           as Administrative Agent, Collateral Agent, Document Agent,
                       Syndication Agent and as an Agent,

                                      and

                          DLJ BRIDGE FINANCE, INC. and
                          BANKBOSTON, N.A., as Agents


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                                               TABLE OF CONTENTS
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RECITALS          .....................................................................................1

SECTION 1                DEFINITIONS...................................................................1

           1.1           Certain Defined Terms.........................................................1
           1.2           Accounting Terms.............................................................29
           1.3           Other Definitional Provisions; Anniversaries.................................29

SECTION 2                AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES.........................29

           2.1           Initial Loans and Initial Note...............................................29
                         A.    Initial Loan Commitment................................................29
                         B.    Notice of Borrowing....................................................31
                         C.    Disbursement of Funds..................................................31
                         D.    Initial Notes..........................................................31
                         E.    Scheduled Payment of Initial Loans.....................................32
                         F.    Termination of Closing Date Loan Commitment and Subsequent Loan
                               Commitments............................................................32
                         G.    Pro Rata Borrowings and Election.......................................32
           2.2           Term Loan and Term Note......................................................32
                         A.    Term Loan Commitment...................................................32
                         B.    Notice of Conversion/Borrowing.........................................33
                         C.    Making of Term Loan....................................................33
                         D.    Maturity of Term Loan..................................................33
                         E.    Term Notes.............................................................33
           2.3           Interest on the Loans........................................................33
                         A.    Rate of Interest.......................................................33
                         B.    Interest Payments......................................................33
                         C.    Post-Maturity Interest.................................................34
                         D.    Computation of Interest................................................34
           2.4           Letter Agreements............................................................34
           2.5           Prepayments and Payments.....................................................34
                         A.    Prepayments............................................................34
                         B.    Manner and Time of Payment.............................................36
                         C.    Payments on Non-Business Days..........................................36
                         D.    Notation of Payment....................................................36
           2.6           Use of Proceeds..............................................................37
                         A.    Initial Loans..........................................................37
                         B.    Term Loan..............................................................37
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                         C.    Margin Regulations.....................................................37
           2.7           Conversion of Debt Tender Offer Loans........................................37

SECTION 3                CONDITIONS...................................................................38

           3.1A          Conditions to Initial Loans on Closing Date..................................38
           3.1B          Conditions to Subsequent Loans...............................................45
           3.2           Conditions to Term Loan......................................................47

SECTION 4                REPRESENTATIONS AND WARRANTIES...............................................48

           4.1           Organization and Good Standing; Capitalization...............................48
           4.2           Authorization and Power......................................................49
           4.3           No Conflicts or Consents.....................................................49
           4.4           Enforceable Obligations......................................................50
           4.5           Properties; Liens............................................................50
           4.6           Financial Condition..........................................................51
           4.7           Full Disclosure..............................................................51
           4.8           No Default...................................................................51
           4.9           Compliance with Contracts, Etc...............................................52
           4.10          No Litigation................................................................52
           4.11          Use of Proceeds; Margin Stock, Etc...........................................52
           4.12          Taxes........................................................................52
           4.13          ERISA........................................................................53
           4.14          Compliance with Law..........................................................53
           4.15          Government Regulation........................................................53
           4.16          Capital Structure and Subsidiaries...........................................54
           4.17          Intellectual Property........................................................54
           4.18          Environmental Matters........................................................54
           4.19          Solvency.....................................................................55
           4.20          Insurance....................................................................55
           4.21          Labor Matters................................................................56
           4.22          Guarantees...................................................................56
           4.23          Indenture; Etc...............................................................56
           4.24          Investment Company Act; Public Utility Holding Company Act...................57
           4.25          Security Interests...........................................................57
           4.26          Year 2000....................................................................57

SECTION 5                AFFIRMATIVE COVENANTS........................................................58

           5.1           Financial Statements and Other Reports.......................................58
           5.2           Corporate Existence, Etc.....................................................60
           5.3           Payment of Taxes and Claims; Tax Consolidation...............................60
           5.4           Maintenance of Properties; Insurance.........................................61
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           5.5           Compliance with Environmental Laws;
                            Preparation of Environmental Reports......................................62
           5.6           Security Interests; Additional Subsidiaries..................................62
           5.7           Compliance with Laws, Etc....................................................63
           5.8           Maintaining Records; Access to Properties
                            and Inspections...........................................................63
           5.9           Take-Out Financing; Redemption...............................................63
           5.10          Exchange of Term Notes.......................................................64
           5.11          ERISA Compliance.............................................................65
           5.12          Litigation and Other Notices.................................................65
           5.13          Register.....................................................................66
           5.14          Equity Reserve; Exchange Notes...............................................66
           5.15          Existing Notes Indenture.....................................................67
           5.16          Redemption Documents.........................................................67
           5.17          Post-Closing Obligations.....................................................67

SECTION 6                NEGATIVE COVENANTS...........................................................68

           6A            Prior to Conversion Date.....................................................68
           6A.1          Indebtedness.................................................................68
           6A.2          Liens........................................................................70
           6A.3          Dividends and Distributions..................................................73
           6A.4          Investments..................................................................74
           6A.5          Mergers, Consolidations, Sales of Assets and Acquisitions....................75
           6A.6          Sale and Lease-Back Transactions.............................................77
           6A.7          Transactions with Affiliates.................................................77
           6A.8          Business Activities..........................................................78
           6A.9          Material Agreements..........................................................78
           6A.10         Capital Expenditures.........................................................78
           6A.11         Fixed Charge Coverage Ratio..................................................79
           6B            Following the Conversion Date................................................79

SECTION 7                EVENTS OF DEFAULT............................................................79

           7.1           Failure To Make Payments When Due............................................79
           7.2           Default in Other Agreements..................................................79
           7.3           Breach of Certain Covenants..................................................80
           7.4           Breach of Warranty...........................................................80
           7.5           Other Defaults Under This Agreement or Other Loan Documents..................80
           7.6           Involuntary Bankruptcy; Appointment of Custodian, Etc........................81
           7.7           Voluntary Bankruptcy; Appointment of Custodian, Etc..........................81
           7.8           Judgments and Attachments....................................................81
           7.9           Dissolution..................................................................82
           7.10          Loan Documents...............................................................82
           7.11          Foreclosure..................................................................82
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                                      -iii-

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           7.12          ERISA........................................................................82
           7.13          Collective Bargaining Agreement..............................................83
           7.14          Security Documents...........................................................83
           7.15          Satisfaction Date............................................................83

SECTION 8                THE AGENTS...................................................................84

           8.1           Appointment..................................................................84
           8.2           Delegation of Duties.........................................................84
           8.3           Exculpatory Provisions.......................................................85
           8.4           Reliance by Agents...........................................................85
           8.5           Notice of Default............................................................86
           8.6           Non-Reliance on Agents and Other Lenders.....................................86
           8.7           Indemnification..............................................................86
           8.8           Agents in Their Individual Capacity..........................................87
           8.9           Resignation of Any Agent; Successor Agent....................................87
           8.10          Collateral Agent.............................................................87

SECTION 9                GUARANTEE....................................................................89

           9.1           Unconditional Guarantee......................................................89
           9.2           Severability.................................................................90
           9.3           Release of a Guarantor.......................................................90
           9.4           Limitation of Guarantor's Liability..........................................90
           9.5           Guarantors May Consolidate, Etc., on Certain Terms...........................90
           9.6           Contribution.................................................................91
           9.7           Waiver of Subrogation........................................................91
           9.8           Evidence of Guarantee........................................................92
           9.9           Waiver of Stay, Extension or Usury Laws......................................92

SECTION 10               MISCELLANEOUS................................................................92

           10.1          Representation of the Lenders................................................92
           10.2          Participations in and Assignments of Loans and Notes.........................93
           10.3          Expenses.....................................................................95
           10.4          Indemnity....................................................................95
           10.5          Setoff.......................................................................96
           10.6          Amendments and Waivers; Payments for Consent.................................96
           10.7          Independence of Covenants....................................................97
           10.8          Entirety.....................................................................98
           10.9          Notices......................................................................98
           10.10         Survival of Warranties and Certain Agreements................................98
           10.11         Failure or Indulgence Not Waiver; Remedies Cumulative........................98
           10.12         Severability.................................................................99
           10.13         Headings.....................................................................99
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           10.14         Applicable Law...............................................................99
           10.15         Successors and Assigns; Subsequent Holders of Notes..........................99
           10.16         Counterparts; Effectiveness..................................................99
           10.17         Consent to Jurisdiction; Venue; Waiver of Jury Trial........................100
           10.18         Payments Pro Rata...........................................................100
           10.19         Taxes and Other Taxes.......................................................101
           10.20         Waiver of Stay, Extension or Usury Laws.....................................103
           10.21         Requirements of Law.........................................................103
           10.22         Confidentiality.............................................................103

SIGNATURE PAGES......................................................................................106
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
SCHEDULES

A                 SUBSIDIARIES
B                 EXISTING INDEBTEDNESS
C                 HOLDINGS CAPITALIZATION
D                 EXISTING LIENS
E                 TAXES
F                 EXISTING LITIGATION
G-1               CLOSING DATE MORTGAGED REAL PROPERTY
G-2               SATISFACTION DATE MORTGAGED REAL PROPERTY
H                 ENVIRONMENTAL MATTERS
I                 EXISTING TRANSACTIONS WITH AFFILIATES
J                 INSURANCE
K                 LABOR MATTERS


EXHIBITS

I                 FORM OF INITIAL NOTE
II                FORM OF TERM NOTE
III               FORM OF WARRANT AGREEMENT
IV-A              FORM OF NOTICE OF BORROWING
IV-B              FORM OF NOTICE OF CONVERSION
V                 FORM OF INDENTURE
VI                FORM OF REGISTRATION RIGHTS AGREEMENT
VII-A             FORM OF CLOSING DATE OPINION OF SIMPSON THACHER & BARTLETT AND SQUIRE, SANDERS & DEMPSEY -
                     SPECIAL COUNSEL FOR THE COMPANY AND THE GUARANTORS
VII-B             FORM OF ALTERNATE TENDER OFFER CLOSING DATE OPINION OF SIMPSON THACHER & BARTLETT AND
                     SQUIRE, SANDERS & DEMPSEY - SPECIAL COUNSEL FOR THE COMPANY AND THE GUARANTORS

VIII              FORM OF OPINION OF CAHILL GORDON & REINDEL - SPECIAL COUNSEL FOR THE LENDERS
IX                FORM OF OPINION OF LOCAL COUNSEL TO THE COMPANY
IX-A              DRAFT OPINION OF SQUIRE SANDERS - OHIO
IX-B              DRAFT OF OPINION OF DAY, BERRY - CONNECTICUT
IX-C              DRAFT OPINION OF BAKER & DANIELS - INDIANA
IX-D              DRAFT OPINION OF JONES DAY - ILLINOIS
IX-E              DRAFT OPINION OF JONES DAY - PENNSYLVANIA
X                 FORM OF NOTATION OF GUARANTEE
XI                FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
XII               FORM OF SECURITY AGREEMENT
XIII              FORM OF MORTGAGE
XIII-A            FORM OF CAST ROLL FACILITY MORTGAGE
XIII-B            FORM OF OHIO MORTGAGE
XIII-C            FORM OF INDIANA MORTGAGE
XIII-D            FORM OF ILLINOIS MORTGAGE
XIII-E            FORM OF PENNSYLVANIA MORTGAGE
XIII-F            FORM OF CONNECTICUT MORTGAGE
XIV               FORM OF EQUITY RESERVE REGISTRATION RIGHTS AGREEMENT
XV                FORM OF WARRANT ESCROW AGREEMENT
XVI               FORM OF HOLDINGS SIDE LETTER
XVII              FORM OF ASSIGNMENT AGREEMENT
XVIII             [INTENTIONALLY OMITTED]
XIX               MARKED SATISFACTION DATE TITLE COMMITMENTS
XX                FORM OF SECTION 10.2E(ii) CERTIFICATE
XXI               FORM OF CAST ROLL COMMITMENT TIE IN ENDORSEMENT
XXII              FORM OF NOTICE OF ELECTION
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                                     -vi-

                  This Credit Agreement is dated as of November 6, 1998, and entered into by and among Republic Engineered Steels, Inc., a Delaware corporation (the "Company"), the Guarantors named on the signature pages hereto, the Lenders named on the signature pages hereto (the "Lenders"), and The Chase Manhattan Bank ("Chase", the "Administrative Agent", the "Collateral Agent", the "Documentation Agent" or the "Syndication Agent"), DLJ Bridge Finance, Inc. ("DLJ") and BankBoston, N.A. ("BankBoston"), as agents for the Lenders (Chase, DLJ and BankBoston, collectively, the "Agents").

                                    RECITALS

                  WHEREAS, the Company desires that the Lenders extend a credit facility to the Company in connection with (v) the purchase of Existing Notes tendered in the Debt Tender Offer, (w) the subsequent monetization of Existing Notes acquired by the Company in the Debt Tender Offer, (x) the purchase of Existing Notes tendered in the Alternate Tender Offer, (y) the redemption of Existing Notes pursuant to a Redemption or (z) the refinancing of Bank Indebtedness;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1           DEFINITIONS

                  1.1          Certain Defined Terms

                  The following terms used in this Agreement shall have the following meanings:

                  "Acquired Indebtedness" has the meaning ascribed to such term in the Indenture.

                  "Adjusted Net Assets" has the meaning ascribed to such term in Section 9.6.

                  "Administrative Agent" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agents" has the meaning ascribed to such term in the introduction to this Agreement. Except where the context otherwise requires, all references herein to the "Agents" shall include the Collateral Agent.

                  "Agreement" means this Credit Agreement dated as of November 6, 1998, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Alternate Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%, in either case minus 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (ii) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Alternate Tender Offer" means the offer by the Company to purchase the outstanding Existing Notes at a price equal to 104.23% of their principal amount, plus accrued and unpaid interest, to the date of purchase in accordance with the Alternate Tender Offer Documents.

                  "Alternate Tender Offer Closing Date" means the date of the consummation of the Alternate Tender Offer in accordance with the Alternate Tender Offer Documents.

                  "Alternate Tender Offer Documents" means the Offer to Purchase dated October 29, 1998 and the documents related thereto and distributed to the holders of Existing Notes, as supplemented or amended prior to the effectiveness of this Agreement (including, without limitation, all amendments and supplements thereto subsequent to the effectiveness of this Agreement if permitted hereby), all of which describe the terms and conditions of the Alternate Tender Offer.

                  "Alternate Tender Offer Expiration Date" means the earlier of
(i) June 30, 1999 and (ii) date of expiration of the Alternate Tender Offer in accordance with the Alternate Tender Offer Documents.

                  "Applicable Rate" means (i) for each Interest Period prior to and ending on the Conversion Date, the LIBOR Rate then in effect, or if (x) with respect to any Debt Tender Offer Loans made on the Closing Date or (y) the LIBOR Rate cannot be determined or any Lender is unable to maintain a Loan accruing interest at the LIBOR Rate, the Alternate Base Rate and (ii) for each Interest Period after the Conversion Date, the Term Loan Rate.

                  "Applicable Spread" means (i) 7.0% for the period from and including the initial Borrowing Date to but excluding the third Monthly Anniversary following such date, (ii) 7.5% for the period from and including the third Monthly Anniversary following such initial Borrowing Date to but excluding the sixth Monthly Anniversary following such date, (iii) 8.0% for the period from and including the sixth Monthly Anniversary following initial Borrowing Date to but excluding the ninth Monthly Anniversary following such date and (iv) 8.5% for the period from and including the ninth Monthly Anniversary following initial Borrowing Date to but excluding the Conversion Date.

                  "Asset Acquisition" has the meaning ascribed to such term in the Indenture.

                  "Asset Sale" has the meaning ascribed to such term in the Indenture.

                  "Assignment Agreement" means any assignment agreement substantially in the form of Exhibit XVII annexed hereto.

                  "Available Loan Commitments" means on any Borrowing Date, (A) with respect to a Subsequent Loan (other than a Subsequent Loan to be made on a Bank Indebtedness Refinancing Date), an aggregate principal amount equal to (i) the Total Commitments minus (ii) the aggregate principal amount of Initial Loans made on the initial Borrowing Date minus (iii) the aggregate principal amount of Subsequent Loans made pursuant to Section 2.1(A)(ii) during the period from the Closing Date through such Borrowing Date and (B) with respect to a Subsequent Loan to be made on a Bank Indebtedness Refinancing Date, the Available Loan Commitments referred to in the preceding clause (A), but not to exceed the greater of (x) the amount of Bank Indebtedness, if any, incurred to finance the Debt Tender Offer and (y) $20,000,000.

                  "Baltimore Property" means any Property of the Company and its Subsidiaries located at 3501 East Biddle Street, Baltimore, Maryland 21213 or used primarily in connection with the Company's business and operations at such location.

                  "Bank Credit Agreement" means the Second Amended and Restated Revolving Credit Agreement dated as of April 25, 1997, among the Company, the lenders party thereto from time to time and BankBoston, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time.

                  "Bank Indebtedness" means any and all amounts, whether outstanding on the Closing Date or thereafter Incurred, payable under or in respect of the Bank Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Bank Indebtedness Refinancing Date" means any date after the Closing Date in respect of which the Company has delivered a Notice of Borrowing for the purpose of repaying Bank Indebtedness due to the liquidity requirements of the Company and its Subsidiaries.

                  "Bank Security Agreement" means that certain security and pledge agreement, dated as of November 28, 1989 and amended on December 21, 1993 and April 25, 1997, between the Company and BankBoston, as agent, as amended, supplemented or otherwise modified from time to time, including any security agreement executed in connection with a refinancing of the Bank Indebtedness permitted hereunder to the extent the Lien granted pursuant to such security agreement is permitted hereunder.

                  "BankBoston Letter Agreement" means the letter agreement dated August 4, 1998 among Holdings, BankBoston, BankBoston Securities Inc., Chase, Chase Securities Inc., DLJ Capital Funding, Inc., DLJ and Donaldson, Lufkin & Jenrette Securities Corporation.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                  "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "Beneficial Owners" means, with respect to a Chase Fund, the holders of the beneficial interests in such Chase Fund and the Loans held by such Chase Fund.

                  "Blackstone" means Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership.

                  "Blackstone Related Party" means any of Blackstone or any of their respective Affiliates and each general partner of any of Blackstone or any of their respective Affiliates who is a partner or employee of The Blackstone Group L.P.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

                  "Borrowing Date" means the date of any borrowing under
Section 2.1A.

                  "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Loan accruing interest based on the LIBOR Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any Person in respect of any period, the aggregate of all expenditures Incurred by such Person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person (which shall be deemed to include expenditures by such Person to acquire stock or other evidence of beneficial ownership of any other Person for the purpose of acquiring the capital assets of such Person (as opposed to acquiring such Person as a going concern)); provided, however, that Capital Expenditures for the Company and its Subsidiaries shall not include (i) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of the Company or from a capital contribution to the Company after the Closing Date (to the extent not previously used to prepay Indebtedness or make any Investment or capital expenditure or used for any other purpose), (ii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Company and its Subsidiaries within 12 months of receipt of such proceeds, (iii) interest capitalized during such period, (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Subsidiary of the Company) and for which neither the Company nor any of its Subsidiaries has provided or is required to provide or Incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) or (v) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired. "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligation" of any Person means obligations to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company or Holdings) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc., or A-1 (or higher) according to Standard & Poor's Ratings Service; (v) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Service or A by Moody's Investors Service, Inc.; (vi) in the case of any Subsidiary of the Company organized in a jurisdiction outside the United States: (x) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (y) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (z) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (y) above but which are, in the reasonable judgment of the Company, comparable in investment quality to such investments and obligors (or the parents of such obligors); (vii) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (i) through (v) above; and (viii) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Company and its Subsidiaries, on a consolidated basis, as of the end of the Company's most recently completed fiscal year.

                  "Cast Roll Commitment" has the meaning ascribed to such term in Section 5.16.

                  "Casualty Event" means, with respect to any Property (including Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Tribunal) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" shall include, without limitation, any taking of any Mortgaged Real Property or other Real Property of the Company or any Subsidiary thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or other Real Property of the Company or any of its Subsidiaries, including, without limitation, by any Tribunal, civil or military.

                  "Change of Control" (A) prior to the Conversion Date, means the occurrence of one any more of the following events: (i) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), other than the Principals or any combination of Principals, shall own beneficially, directly or indirectly, in the aggregate shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings at a time when the Principals or any combination of Principals shall fail to own beneficially, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings; (ii) at any time prior to the Conversion Date, the Principals or any combination of Principals shall fail to own beneficially, directly or indirectly, in the aggregate Capital Stock representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings;
(iii) a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings or the Company shall at any time after the Closing Date have been occupied by Persons who were neither (a) nominated by any one or more Principals or by a majority of the Board of Directors of Holdings or the Company, respectively, nor (b) appointed by directors so nominated; (iv) a change in control with respect to Holdings or the Company (or similar event, however denominated) shall occur under any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $5,000,000 to which Holdings, the Company or any of their respective Subsidiaries is party; or (v) Holdings shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding Capital Stock of the Company; provided that a merger of Holdings with any entity which is an Affiliate of Blackstone shall not constitute a Change of Control and (B) after the Conversion Date, shall have the meaning ascribed to such term in the Indenture.

                  "Change of Control Offer" has the meaning ascribed to such term in Section 2.5A(iv).

                  "Chase Fund" means any bridge loan fund managed or controlled by Chase.

                  "Closing Date" means the effective date of this Agreement, which shall be the date on or before November 6, 1998 that the conditions set forth in Section 3.1A are satisfied or waived in accordance with Section 10.6.

                  "Closing Date Collateral" means the Closing Date Mortgaged Real Property and any other Property made subject to a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Closing Date Security Documents, including, without limitation, any and all Equipment (as such term is defined in the Mortgage annexed hereto as Exhibit
XIII) located at the Closing Date Mortgaged Real Property.

                  "Closing Date Mortgaged Real Property" means the Mortgaged Real Property set forth in Schedule G-1 annexed hereto.

                  "Closing Date Security Documents" means any Security Documents which pursuant to the terms of this Agreement are required to be delivered on the Closing Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" means, collectively, all of the Mortgaged Real Property and Security Agreement Collateral and any other Property made subject to a Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Documents, including, without limitation, Closing Date Collateral; provided, however, that "Collateral" shall not include the Baltimore Property or the Harrison Property.

                  "Collateral Agent" means Chase, in its capacity as collateral agent for the Secured Parties under the Security Documents or any successor Collateral Agent appointed pursuant to Section 8.10.

                  "Collective Bargaining Agreement" means the Collective Bargaining Agreement dated as of August 2, 1998, between the Company and the members of the United Steelworkers of America, as amended, supplemented or otherwise modified from time to time.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Company Redemption Date" has the meaning ascribed to such term in Section 2.1.A(ii).

                  "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income, (ii) Consolidated Non-cash Charges, (iii) Consolidated Interest Expense, (iv) Consolidated Income Tax Expense, (v) any fees, expenses or charges related to any issuance of Capital Stock, Permitted Investments, the acquisition or recapitalization of Indebtedness permitted to be incurred hereby (in each case, whether or not successful) and fees, expenses or charges related to the Merger and the Transactions (including fees to Blackstone and Veritas) reducing Consolidated Net Income for such period, (vi) the amount of any nonrecurring charges (including any one-time costs incurred in connection with acquisitions after the Closing Date) reducing Consolidated Net Income for such period and (vii) cash and non-cash OPEB expense determined in accordance with GAAP to the extent reducing Consolidated Net Income, for such period less (b) any non-cash items increasing Consolidated Net Income for such period.

                  "Consolidated Fixed Charge Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Calculation Date") for which consolidated financial statements are available (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided that (i) for the Four Quarter Period ending June 30, 1999, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall equal the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges, respectively, for the fiscal quarters ending March 31, 1999 and June 30, 1999 multiplied by two (2) and (ii) for the Four Quarter Period ending September 30, 1999, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall equal the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges, re-spectively, for the fiscal quarters ending March 31, 1999, June 30, 1999 and September 30, 1999 multiplied by four-thirds (4/3). In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the Incurrence of any Indebtedness by the Company or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Calculation Date (the "Reference Period"), as if such Incurrence (and application) occurred on the first date of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of such Person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period, (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period, (d) an adjustment to eliminate any net after-tax extraordinary gains or losses, and (e) an adjustment to eliminate any charges arising out of the Merger and the Transactions. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio", (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date, (b) if interest on any Indebtedness actually Incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the Reference Period and (c) notwithstanding clauses (a) and (b) of this sentence, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations for the twelve month period following the Calculation Date, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements to the extent then applicable. If the Company or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Notwithstanding the foregoing, for the purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Company. In addition, for purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition or Investment, pro forma calculations (including, without limitation, with respect to cost savings and synergies) shall be determined in accordance with Regulation S-X under the Securities Act and the interpretations thereof by the Commission; provided that such computation shall be adjusted from time to time following the Asset Acquisition to eliminate cost savings and synergies that have either been realized (and therefore are reflected in actual results) or cannot reasonably be expected to be realized (whether based upon information and results obtained following the applicable Asset Acquisition or Investment or otherwise) by the Company and its Subsidiaries. In no event shall the Consolidated Fixed Charge Coverage Ratio reflect any anticipated, but unrealized, cost savings resulting from the Merger or the Col-lective Bargaining Agreement (whether or not determined in accordance with Regulation S-X under the Securities Act and interpretations thereof by the Commission).

                  "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum of, without duplication, the amounts for such period of (a) the Consolidated Interest Expense of the Company and (b) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Disqualified Capital Stock of the Company and its Subsidiaries on a consolidated basis.

                  "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense (whether cash or non-cash) of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest but excluding non-cash amortization of deferred financing fees and other issuance costs, and (f) all scheduled payments of interest payable by Holdings and referred to in Section 6A.3(b) and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to the Company for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all net after-tax extraordinary gains or losses (including any net after-tax income (loss) from the Baltimore Property and the Harrison Property and any net after-tax gains or losses on disposal of discontinued operations), (b) the portion of net income (but not losses) of the Company and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries, (c) net income (or loss) of any Person combined with the Company or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains or losses in respect of any Asset Sales by the Company or one of its Subsidiaries, (f) the cumulative non-cash effect of any change in any accounting principle, (g) the non-cash effect of compensation expense related to the contribution of shares held by any qualified employee stock ownership trust formed for employees of the Company and its Subsidiaries and (h) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation applicable to that Subsidiary or its stockholder(s).

                  "Consolidated Non-cash Charges" means, with respect to the Company for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Subsidiaries (including any non-cash charges related to any employee stock ownership plan) reducing Consolidated Net Income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties or assets is bound or to which it or any of its properties or assets is subject.

                  "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to Section 3.2D.

                  "Credit Event" means (a) an Event of Default described in any of Sections 7.1, 7.6, 7.7 or 7.9 has occurred and is continuing or (b) in the judgment of (i) the manager of any Chase Fund that is a Lender or (ii) a majority-in-interest (within the meaning of the trust agreement pursuant to which any such Chase Fund was formed) of the Beneficial Owners of such Chase Fund, either (x) the fair market value of the Loans held by such Chase Fund has substantially decreased, or is likely to substantially decrease, as a result of an adverse change in the business or financial condition of the Company or (y) a material Event of Default has occurred and is continuing.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

                  "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                  "Debt Tender Offer" means the offer by the Company to purchase the outstanding Existing Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, to the date of purchase in accordance with the Debt Tender Offer Documents.

                  "Debt Tender Offer Closing Date" means the date of the consummation of the Debt Tender Offer in accordance with the Debt Tender Offer Documents.

                  "Debt Tender Offer Documents" means the Notice of Change of Control and Change of Control Offer dated October 5, 1998 and the documents related thereto and distributed to the holders of Existing Notes, as supplemented or amended prior to the effectiveness of this Agreement
(in-
cluding, without limitation, all amendments and supplements thereto subsequent to the effectiveness of this Agreement if permitted hereby), all of which describe the terms and conditions of the Debt Tender Offer.

                  "Debt Tender Offer Loan Commitment" has the meaning ascribed to such term in Section 2.1A(i).

                  "Debt Tender Offer Loans" has the meaning ascribed to such term in Section 2.1A(i).

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

                  "Documentation Agent" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Dollars" or the sign "$" means the lawful money of the United States of America.

                  "Draft Opinions" means those certain opinions of local counsel in draft form attached hereto as Exhibits IX-A through IX-E, which relate to the Satisfaction Date Collateral.

                  "Election" means the election of the Lenders evidenced by a Notice of Election, made by the Administrative Agent, in lieu of making Initial Loans requested by the Company to purchase all or a portion of (x) the Existing Notes tendered in the Debt Tender Offer and/or the Alternate Tender Offer or
(y) any Existing Notes purchased by the Company in connection with the Debt Tender Offer that are reissued and outstanding in accordance with the Indenture on a Bank Refinancing Indebtedness Date, in each case, under the Assignment Agreement.

                  "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or
(y) such bank is organized under the laws of a country that is a member of the organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Agents; and (B) any Lender and any Affiliate of any Lender.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Tribunal or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Tribunal, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety as relating to the environment, including the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Tribunal pursuant to any Environmental Law.

                  "Equity Reserve Registration Rights Agreement" means the registration rights and stockholders agreement substantially in the form of
Exhibit XIV annexed hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Event of Default" means each of the events set forth in
Section 7.

                  "Excess Cash Flow" shall mean, for any period, Consolidated Cash Flow Available for Fixed Charges for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Asset Sales) to the extent excluded in the calculation of Consolidated Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Consolidated Net Income) plus any net decrease in Working Capital, minus the sum of (i) combined cash interest expense of the Company and its Subsidiaries for such period to the extent deducted in computing Consolidated Net Income, (ii) the combined sum of all scheduled principal payments on any Indebtedness (including, without duplication, Capitalized Lease Obligations) of the Company and its Subsidiaries made during such period from internally generated funds other than pursuant to
Section 2.5A(ii)(d) hereof, (iii) combined Capital Expenditures made during such period from internally generated funds of the Company and its Subsidiaries, (iv) Consolidated Income Tax Expense, (v) cash payments made pursuant to the PBGC Agreement, and (vi) net increases in Working Capital.

                  "Excess Cash Flow Certificate" has the meaning ascribed to such term in Section 5.1(xiii).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Exchange Note Obligations" means all obligations of any nature of the Company and its Subsidiaries from time to time owed to the holders of the Exchange Notes under the Indenture and the Exchange Notes, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "Exchange Notes" has the meaning ascribed to it in Section
5.10.

                  "Exchange Request" has the meaning ascribed to such term in
Section 5.10.

                  "Existing Notes" means the Company's 9-7/8% First Mortgage Notes Due 2001 issued under the Existing Notes Indenture.

                  "Existing Notes Indenture" means the indenture dated as of December 15, 1993 pursuant to which the Existing Notes were issued, as amended and supplemented to the date hereof and as the same may be amended and supplemented from time to time in accordance with the terms hereof.

                  "Existing Notes Trustee" means the trustee under the Existing Notes Indenture.

                  "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Funding Guarantor" has the meaning provided in Section 9.6.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis.

                  "Guarantee Obligations" means the Indebtedness and other obligations evidenced by the Guarantees.

                  "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 9 which are evidenced by notations of guarantee substantially in the form of Exhibit X hereto.

                  "Guarantors" means (i) all Subsidiary Guarantors and (ii) each of the Company's Subsidiaries which becomes a Subsidiary Guarantor pursuant to Section 5.6 hereof.

                  "Harrison Property" means any Property of the Company and its Subsidiaries located at 2201 Harrison Avenue, S.W., Canton, Ohio 44706 or used primarily in connection with the Company's business and operations at such location.

                  "Hazardous Materials" means any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss. 9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "Holdings" means RES Holding Corporation, a Delaware corporation.

                  "Holdings Side Letter" means the letter agreement substantially in the form of Exhibit XVI annexed hereto.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, Incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or
(ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a Person existing at the time such Person becomes (after the Closing Date) a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Company.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payables and other accrued current liabilities Incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letter of credit, bankers' acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,
(d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Disqualified Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all Interest Rate Protection Obligations of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant hereto, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the Company. For purposes of Section 6A, in determining the principal amount of any Indebtedness (a) to be Incurred by the Company or any of its Subsidiaries or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (b) outstanding at any time under any Currency Agreement of the Company or any of its Subsidiaries shall be the net payment obligation under such Currency Agreement at such time. When any Person becomes a Subsidiary of the Company, there shall be deemed to have been an Incurrence by such Subsidiary of all Indebtedness for which it is liable at the time it becomes a Subsidiary. If the Company or any of its Subsidiaries, directly or indirectly, guarantees Indebtedness of a third Person, there shall be deemed to be an Incurrence of such guaranteed Indebtedness as if the Company or such Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness.

                  "indemnified liabilities" has the meaning ascribed to such term in Section 10.4.

                  "Indemnitees" has the meaning ascribed to such term in
Section 10.4.

                  "Indenture" means an indenture between the Company, the Collateral Agent and a trustee substantially in the form of Exhibit V annexed hereto (with such changes therein as the Agents and the Company shall approve (including, without limitation, any changes required in order to comply with applicable law and any changes regarding the Collateral Agent or reasonably requested or deemed necessary by the Collateral Agent, including, without limitation, to effect the purpose and intention of the parties set forth herein), and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

                  "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

                  "Initial Loan Commitment" has the meaning ascribed to such term in Section 2.1A(ii).

                  "Initial Loans" has the meaning ascribed to such term in
Section 2.1A(ii).

                  "Initial Notes" has the meaning ascribed to such term in
Section 2.1D.

                  "Intellectual Property" means all patents, trademarks and copyrights of the Company and any licenses, other agreements or rights relating thereto subject, as of the Closing Date, to a security interest securing repayment of amounts borrowed under the Bank Credit Agreement.

                  "Intercreditor Agreement" means the agreement substantially in the form of Exhibit XIV annexed hereto between the Collateral Agent and the agent under the Bank Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Period" means with respect to any Loan, (x) initially, the period commencing on the Borrowing Date thereof and ending three months thereafter and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable thereto and ending three months thereafter; provided that all of the foregoing is subject to the following:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to any Loans accruing interest based on the LIBOR Rate, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Conversion Date or the Maturity Date, as applicable, shall, subject to clause (i) above, end on the Conversion Date or the Maturity Date, as applicable; and

                   (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Interest Period.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to customers and employees for moving, entertainment, travel expenses and commissions, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (other than trade credit) or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. "Investments" shall not include accounts receivable and extensions of trade credit by any Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

                  "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment and as permitted by the terms of the Loan Documents, including Section 10.2.

                  "Letter of Intent" means the Exclusive Letter of Intent dated October 16, 1998 from American Commercial Holdings, Inc. to the Company regarding the sale of the Baltimore Property and the Harrison Property.

                  "LIBOR Base Rate" means, for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to Chase's portion of the Loans being borrowed and for a maturity comparable to such Interest Period are offered to the principal London office of Chase in immediately available funds in the London inter-bank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Rate" means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(i) the LIBOR Base Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation D) or other categories of liabilities or deposits imposed pursuant to such Regulation D. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Loans accruing interest at the LIBOR Rate shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Lien" means any mortgage, lien (statutory or other), pledge, security interest, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Loan Commitment" means the Initial Loan Commitment and the Term Loan Commitment.

                  "Loan Documents" means this Agreement, the Security Documents, the Initial Notes, the Term Notes, the Guarantees, the Indenture, the Exchange Notes, the Registration Rights Agreement, the Warrants, the Warrant Agreement, the Equity Reserve Registration Rights Agreement, the Warrant Escrow Agreement, the Holdings Side Letter and the Assignment Agreement.

                  "Loans" means the Initial Loans and the Term Loans as each may be outstanding.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Change" means a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, after June 30, 1998.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, after June 30, 1998, (ii) the material impairment of the ability of the

Company and its Subsidiaries to perform the Obligations or to consummate the Transactions or (iii) the impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Agents or Lenders under any Loan Document.

                  "Maturity Date" has the meaning ascribed to such term in
Section 2.2D.

                  "Merger" means the merger of RES Acquisition Corporation, a wholly-owned Subsidiary of Holdings, with and into the Company, with the Company as the surviving entity, in September 1998.

                  "Merger Agreement" means the Agreement and Plan of Merger dated as of July 23, 1998, among the Company, Holdings and RES Acquisition Corporation, as amended, supplemented or otherwise modified from time to time.

                  "Monthly Anniversary" has the meaning ascribed to such term in Section 1.3.

                  "Mortgage" means an agreement, including, without limitation, a fee or leasehold mortgage, deed of trust or other document acceptable to the Collateral Agent creating and evidencing a Lien on Mortgaged Real Property, which shall be substantially in the form of Exhibit XIII annexed hereto, including such additional provisions or other deviations from such Exhibit as shall be necessary to conform such Mortgage to applicable local law or the terms of this Agreement, as the case may be, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgaged Real Property" means each Real Property of the Company and its Subsidiaries, including, without limitation, the Closing Date Mortgaged Real Property and the Satisfaction Date Mortgaged Real Property, all of which shall, at the times contemplated herein, be subject to a Mortgage in accordance with Section 3.1A.A.9 and Section 5.6, and all rights in respect thereof including, without limitation, all equipment.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" means (i) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale; (b) provisions for all taxes payable as a result of such Asset Sale; (c) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document and (d) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the

Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any representations, warranties or indemnification obligations associated with such Asset Sale; and (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company or any Subsidiary thereof in respect of such Casualty Event net of (a) fees and expenses incurred by the Company or any Subsidiary thereof in connection with recovery thereof, (b) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document and to the extent the operative agreement relating to such Indebtedness requires or permits such a repayment as a result of such Casualty Event and (c) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by the Company or any Subsidiary thereof in respect of the amount so recovered (after application of all credits and other offsets).

                  "Notes" means, collectively, the Initial Notes and the Term Notes.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit IV-A annexed hereto with respect to a proposed borrowing.

                  "Notice of Conversion" means a notice substantially in the form of Exhibit IV-B annexed hereto with respect to a proposed conversion.

                  "Notice of Election" means a notice substantially in the form of Exhibit XXII annexed hereto with respect to an Election.

                  "Obligations" means all obligations of every nature of the Company and its Subsidiaries from time to time owed to the Lenders and the Agents under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company and any other officer or similar official thereof responsible for the administration of the obligations of the Company and its Subsidiaries in respect of this Agreement.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with.

                  "Other Taxes" has the meaning ascribed to such term in
Section 10.19.

                  "Payment Office" means the office of Chase located at 270 Park Avenue, New York, New York, 10017 or such other office as Chase may designate to the Company and the Lenders from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "PBGC Agreement" means the memorandum of understanding dated November 2, 1998 between the Company and the PBGC.

                  "Permitted Encumbrances" has the meaning ascribed to such term in Section 6A.2.

                  "Permitted Indebtedness" has the meaning ascribed to such term in Section 6A.1.

                  "Permitted Investments" has the meaning ascribed to such term in the Indenture.

                  "Person" means and includes natural Persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase at its principal office in New York City as its prime rate in effect at such time. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit.

                  "Principals" means Blackstone and the Blackstone Related Parties.

                  "Prior Liens" means Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of or are otherwise permitted by such Security Document, which in the case of Prior Liens to be scheduled in the Security Documents to be delivered on any Satisfaction Date, as shall be reasonably acceptable to the Collateral Agent.

                  "Productive Assets" means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

                  "Property" means any right, title or interest in or to property or assets of whatever kind or nature, whether real, personal or mixed and whether tangible or intangible and including ownership interests of any Person.

                  "Purchased Notes" means the Existing Notes, if any, purchased by the Lenders or Affiliates thereof pursuant to any Assignment Agreement on the Debt Tender Offer Closing Date, any Bank Indebtedness Refinancing Date or the Alternate Tender Offer Closing Date.

                  "Real Property" means all interests in land, buildings, improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries, including the Mortgaged Real Property.

                  "Redemption" means the redemption and defeasance by the Company of all of the outstanding Existing Notes in accordance with the Redemption Documents and the Existing Notes Indenture.

                  "Redemption Date" means, on or after the occurrence of any Redemption Demand Condition, any date on which the Redemption of the Existing Notes occurs as required by the Administrative Agent, acting on behalf of the Required Lenders, require a Redemption (other than pursuant to the Alternate Tender Offer).

                  "Redemption Demand Condition" means any time after the occurrence of any of the following: (i) a Default under Section 7 (which remains uncured 10 Business Days after an Officer of the Company becomes aware of such Default or becomes aware of the facts forming the basis for such Default), (ii) a Material Adverse Change, as determined in the Administrative Agent's sole discretion, (iii) the earlier of (x) the expiration or termination of the Alternate Tender Offer or (y) March 31, 1999, (iv) the consummation of the Alternate Tender Offer or (v) the date on which there are Loans outstanding hereunder and Purchased Notes held by Lenders in an aggregate principal amount equal to or in excess of $100,000,000 (accounting for the Purchased Notes at the purchase price therefor without regard to the accrued interest portion of the purchase price).

                  "Redemption Documents" means the documents related to any Redemption by the Company delivered pursuant to Section 5.16, all of which shall have been approved by the Existing Notes Trustee.

                  "Register" has the meaning ascribed to such term in Section 5.13.

                  "Registration Rights Agreement" means a registration rights agreement substantially in the form of Exhibit VI annexed hereto (with such changes therein as the Agents and the Company shall approve).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss. 9601(22).

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Tribunal or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material.

                  "Reportable Event" means any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder (other than any reportable event waived pursuant to such Section or regulations) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414).

                  "Required Lenders" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of Notes and Purchased Notes or, if there are no outstanding Notes or Purchased Notes, of the Available Loan Commitments; provided that if one Lender holds more than 50% of the outstanding principal amount of Notes and Purchased Notes or Available Loan Commitments, as the case may be, then "Required Lenders" shall mean such majority Lender and one other Lender.

                  "Requisite Obligees" means, as of the applicable date of determination thereof, Secured Parties holding (or representing) in the aggregate more than 50% of the sum of the outstanding principal amounts of (x) all Loans and (y) all Exchange Notes.

                  "Sale and Lease-Back Transaction" has the meaning ascribed to such term in Section 6A.6.

                  "Satisfaction Date" means any date upon which the Company and its Subsidiaries repay or otherwise satisfy in full the Company's and its Subsidiaries' obligations (other than obligations which by the express terms of the applicable agreement survive repayment in full of the applicable underlying obligations, including, without limitation, indemnification obligations) under
(i) the Existing Notes, the Existing Notes Indenture and the other documents, instruments and agreements executed in connection therewith and/or (ii) to the extent applicable under Section 5.6, the termination of commitments in respect of the Bank Credit Agreement in effect as of the date hereof and the other documents, instruments and agreements executed in connection therewith, if, on such date, the obligations thereunder have been repaid in full and the commitments of the lenders thereunder to lend are terminated.

                  "Satisfaction Date Collateral" means the Satisfaction Date Mortgaged Real Property and the Satisfaction Date Security Agreement Collateral

                  "Satisfaction Date Mortgaged Real Property" means the Mortgaged Real Property set forth in Schedule G-2 annexed hereto.

                  "Satisfaction Date Security Agreement Collateral" means the Security Agreement Collateral which is permitted to be encumbered by the Contractual Obligations of the Company and its Subsidiaries as of the Satisfaction Date, including, without limitation, any and all collateral securing the obligations of the Company and its Subsidiaries under the Existing Notes Indenture and, to the extent applicable under Section 5.6, the Bank Credit Agreement, as the case may be.

                  "Secured Parties" means the Collateral Agent, the Lenders, the Agents, the holders of the Exchange Notes (if any) and the trustee under the Indenture (if any); provided, however, that with respect to the Closing Date Security Documents and the Closing Date Collateral, such term shall include the holders of the Existing Notes and the Existing Notes Trustee if any Existing Notes remain outstanding on the Closing Date after giving effect to the Transactions.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Securities Demand Date" means at any time after the earlier to occur of (i) the Alternate Tender Offer Expiration Date if on such date there are Loans outstanding hereunder and Purchased Notes held by Lenders in an aggregate principal amount equal to or in excess of $35,000,000, (ii) the Alternate Tender Offer Closing Date, (iii) the Redemption Date (other than a Redemption Date which occurs prior to June 30, 1999), (iv) the date on which there occurs a Change of Control or (v) March 31, 1999 if the sum of (A) the principal amount of Loans made on the Debt Tender Offer Closing Date and any Bank Refinancing Indebtedness Date and (B) the principal amount of Purchased Notes acquired on the Debt Tender Offer Closing Date and any Bank Refinancing Indebtedness Date is equal to or in excess of $80,000,000 (accounting for the principal amount of the Purchased Notes at the purchase price therefor).

                  "Security Agreement" means an agreement which shall be substantially in the form of Exhibit XII annexed hereto, including such additional provisions or other deviations from such Exhibit as shall be necessary to conform such Security Agreement to applicable local law or the terms of this Agreement, as the case may be, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Agreement Collateral" means all of the collateral in which the Collateral Agent, on behalf of the Secured Parties, receives a security interest pursuant to any Security Agreement.

                  "Security Documents" means the Security Agreement, the Mortgages, the Intercreditor Agreement and all UCC financing statements evidencing the security interests created in favor of the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement, any Mortgage and any other document or instrument utilized to pledge, as collateral for the Obligations and the Exchange Notes Obligations (if any), any Property, including, without limitation, any and all documents and instruments executed and delivered pursuant to the provisions of
Section 3.1A.9, including, without limitation, the Closing Date Security Documents.

                  "Senior Officers" means each of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Company.

                  "Stockholders Agreement" means any stockholders agreement, subscription agreement or other similar agreement that may be entered into by the Company upon terms reasonably satisfactory to the Agents.

                  "Subsequent Loan Commitment" has the meaning ascribed to such term in Section 2.1A(ii).

                  "Subsequent Loans" has the meaning ascribed to such term in Section 2.1A(ii).

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by such Person or one or more subsidiaries of such Person.

                  "Subsidiary Guarantors" means each of the domestic Subsidiaries of the Company (other than The Oberlin Insurance Company).

                  "Supplemental Indenture" means the supplemental indenture dated as of November 4, 1998 between the Company and the Existing Notes Trustee, facilitating the assignment pursuant to the terms of the Assignment Agreement.

                  "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or dated otherwise if acceptable to the Collateral Agent,
(iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Agents, the Collateral Agent, the trustee under the Indenture (if any), and the Title Company and (iv) sufficient to cause the Title Company to issue the survey endorsements to the title insurance commitment and policy required hereunder relating to the Mortgaged Real Property described in such Survey.

                  "Syndication Agent" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Take-Out Banks" means Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and BancBoston Robertson Stephens, Inc. (f/k/a BancBoston Securities Inc.), which have been engaged to publicly sell or privately place the Take-Out Notes pursuant to the (i) Engagement Letter dated July 22, 1998 among Holdings, Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation and (ii) the BankBoston Letter Agreement.

                  "Take-Out Notes" means senior notes of the Company issued under an indenture substantially similar to the Indenture the proceeds of which shall be used to repay the Initial Notes in whole or in part, which Take-Out Notes shall be guaranteed by each entity that guarantees the Initial Loan; provided that the Take-Out Notes shall not be secured by any property or assets of the Company and its Subsidiaries unless the proceeds thereof are used to repay the Initial Notes in full.

                  "Taxes" has the meaning ascribed to such term in Section
10.19.

                  "Term Loan Commitment" has the meaning ascribed to such term in Section 2.2A.

                  "Term Loan Rate" means the rate per annum equal to 15.5%.

                  "Term Loans" has the meaning ascribed to such term in Section 2.2A.

                  "Term Notes" has the meaning ascribed to such term in Section 2.2E.

                  "Title Company" means Chicago Title Insurance Company or such other title insurance or abstract company as shall be designated by the Company and reasonably acceptable to the Collateral Agent.

"Total Commitments" means an aggregate principal amount of $208,460,000.

                  "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

                  "Transactions" shall mean, collectively, (i) the consummation of the Debt Tender Offer, (ii) the purchase or redemption and/or discharge of any Existing Notes not tendered in the Debt Tender Offer in accordance with the Existing Notes Indenture occurring on or after the Closing Date pursuant to the Alternate Tender Offer or a Redemption, (iii) the Incurrence of the Loans hereunder on any Borrowing Date, (iv) the transactions contemplated by one or more of the Assignment Agreements, (v) any other transaction contemplated in relation to the foregoing and (vi) the payment of fees and expenses in connection with the foregoing.

                  "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

                  "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Veritas" means The Veritas Capital Fund, L.P. and its Affiliates.

                  "Waiver and Amendments" means (x) the agreement dated July 31, 1998 among the Company, the lenders party thereto and BankBoston, as agent, whereby the required lenders waived any event of default thereunder which would have occurred as a result of the Merger and amended the covenants thereof to permit the Incurrence of all the Obligations (up to $202,000,000) hereunder and the granting of security interests under the Security Documents and (y) the agreement dated November 5, 1998 among the Company, the lenders party thereto and BankBoston, as agent, whereby the required lenders amended the covenants thereof to permit the Incurrence of all Obligations (up to $208,460,000) hereunder and the terms of the Loan Documents, including the consummation of the Alternate Tender Offer, the Redemptions and the refinancing of Bank Indebtedness.

                  "Warrant Agreement" means the warrant agreement substantially in the form of Exhibit III annexed hereto.

                  "Warrant Escrow Agreement" means the warrant escrow agreement substantially in the form of Exhibit XV annexed hereto.

                  "Warrants" means warrants of Holdings representing the right to purchase Common Stock of Holdings (calculated as of the Closing Date), with terms and conditions substantially as set forth in the Warrant Agreement.

                  "Waste Revenue Bonds" means the Company's $53,700,000 aggregate principal amount of 9% Solid Waste Revenue Bonds, Series 1996, Due 2021 and $20,200,000 aggregate principal amount of 8 1/4% Solid Waste Revenue Bonds, Series 1994, Due 2014.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "wholly-owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which at least 99% (other than directors' qualifying shares or investments by foreign nationals mandated by applicable law) of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" means an amount determined for the Company and its Subsidiaries equal to the sum of all current assets less the sum of all current liabilities.

                  1.2          Accounting Terms

                  For the purposes of this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 6 all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 4.6; and provided, further, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in
Section 6 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 6 or any related definition for such purpose), then (i) the Company and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  1.3          Other Definitional Provisions; Anniversaries

                  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of any day (each, a "Monthly Anniversary") shall occur on the same day of the immediately succeeding month as the day of the month on which such day occurred; provided, however, that if the applicable month has no such day (i.e., 29, 30 or 31), the Monthly Anniversary shall be deemed to occur on the last day of the applicable month.

SECTION 2           AMOUNT AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

                  2.1          Initial Loans and Initial Note

                  A. Initial Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth:

                     (i) the Lenders hereby agree to lend to the Company on the Debt Tender Offer Closing Date (the "Debt Tender Offer Loan"), up to $202,000,000 in the aggregate, each such Lender committing to lend the percentage of such amount set forth next to such Lender's name on the signature pages hereto; provided that the Agents may, at their sole option, make an Election for the Lenders to satisfy their proportionate obligations, in whole or in part, to make the Debt Tender Offer Loan by purchasing or having Affiliates thereof purchase Existing Notes pursuant to an Assignment Agreement, such obligations to be deemed satisfied by an amount equal to the aggregate purchase price paid for such Existing Notes less that portion of the purchase price attributable to accrued and unpaid interest. The Lenders' commitments to make the Debt Tender Offer Loan to the Company pursuant to this Section 2.1A(i) are herein called individually, the "Debt Tender Offer Loan Commitment" and, collectively, the "Debt Tender Offer Loan Commitments."

                    (ii) the Lenders hereby agree to lend to the Company on the Alternate Tender Offer Closing Date, on any Redemption Date, on any Bank Indebtedness Refinancing Date and on the Company Redemption Date (each, a "Subsequent Loan") up to the Available Loan Commitments on each such date, each such Lender committing to lend the percentage of such amount set forth next to such Lender's name on the signature pages hereto; provided that (x) the Agents may, at their sole option, make an Election for the Lenders to satisfy their proportionate obligations, in whole or in part, to make a Subsequent Loan on the Alternate Tender Offer Closing Date by purchasing or having Affiliates thereof purchase Existing Notes (at not more than 104.23% of their principal amount, plus accrued and unpaid interest thereon) pursuant to an Assignment Agreement (except with respect to Subsequent Loans made on the Company Redemption Date), such obligations to be reduced by an amount equal to the aggregate purchase price paid for such Existing Notes less that portion of the purchase price attributable to accrued and unpaid interest and (y) the Agents may, at their sole option, make an Election for the Lenders to satisfy their proportionate obligations, in whole or in part, to make a Subsequent Loan on the Bank Refinancing Indebtedness Date by purchasing or having Affiliates thereof purchase Existing Notes (at 100% of their principal amount, plus accrued and unpaid interest thereon) that are reissued and outstanding under the Existing Notes Indenture pursuant to an Assignment Agreement, such obligations to be deemed satisfied by an amount equal to the aggregate purchase price paid for such Existing Notes less that portion of the purchase price attributable to accrued and unpaid interest. In addition, not later than 5 Business Days following the Alternate Tender Offer Closing Date, to the extent that the aggregate principal amount of Existing Notes not held by the Lenders or their Affiliates as of the Alternate Tender Offer Closing Date (after giving effect thereto) is equal to or less than $10,000,000, the Company shall be permitted, by delivering a Notice of Borrowing, to require that the Lenders make on a date not later than 10 Business Days following the Alternate Tender Offer Closing Date (the "Company Redemption Date") Subsequent Loans in an amount equal to the product of (x) 1.0423 and (y) such aggregate principal amount of Existing Notes for the purpose of effecting a redemption of all of the outstanding Existing Notes pursuant to the terms of the Indenture. The Lenders' Commitments to make Subsequent Loans to the Company pursuant to this Section 2.1A(ii) are herein called individually, the "Subsequent Loan Commitment" and, collectively, the "Subsequent Loan Commitments". The Debt Tender Offer Loan Commitments and the Subsequent Loan Commitments are herein called the "Initial Loan Commitments" and the Debt Tender Offer Loans and the Subsequent Loans are herein called the "Initial Loans."

                  At any time, Purchased Notes held by any Lender may be exchanged for Initial Notes representing Initial Loans in accordance with
Section 6 of an Assignment Agreement.

                  B. Notice of Borrowing. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agents a Notice of Borrowing
(i) no later than 11:00 A.M. (New York time), at least three Business Days in advance of a Borrowing Date with respect to Loans accruing interest based on the LIBOR Rate and (ii) not later than 9:00 A.M. (New York time) on the Closing Date with respect to any Initial Loans to be made on such day, or, in each case, such later date as shall be agreed to by the Agents. The Notice of Borrowing shall specify the applicable Borrowing Date (which shall be a Business Day), the aggregate principal amount of such borrowing and whether such Loans will accrue interest based on the LIBOR Rate or the Alternate Base Rate. Upon receipt of such Notice of Borrowing, the Agents shall promptly notify each Lender of its share of the applicable Initial Loan and the other matters covered by the Notice of Borrowing.

                  C. Disbursement of Funds. (a) No later than 11:00 A.M. (New York time) on each Borrowing Date, each Lender will make available its pro rata share of the Initial Loan requested to be made on such date in the manner provided below. All amounts shall be made available to the Agents in Dollars and immediately available funds at the Payment Office and the Agents promptly will make available to the Company (in the case of the Loans) by depositing to its account at the Payment Office and/or to the paying agent (in the case of an Election) to an account specified by the Company in the Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Agents shall have been notified by any Lender prior to the applicable Borrowing Date that such Lender does not intend to make available to the Agents its portion of the Initial Loan (or the funds required to purchase Purchased Notes under the Election) to be made on such date, the Agents may assume that such Lender has made such amount available to the Agents on such date, and the Agents, in reliance upon such assumption, may (in their sole discretion and without any obligation to do so) make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agents by such Lender and the Agents have made the same available to the Company, the Agents shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agents' demand therefor, the Agents shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Agents. The Agents shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agents to the Company to the date such corresponding amount is recovered by the Agents, at a rate per annum equal to
(x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Company, the then applicable rate of interest on the Loans.

                  (b). Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Initial Loan Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                  D. Initial Notes. The Company shall execute and deliver to each Lender on the Closing Date an Initial Note dated the Closing Date substantially in the form of Exhibit I annexed hereto to evidence such Lender's percentage of the Total Commitments and with appropriate insertions ("Initial Notes"). In the case of any Initial Loan made or held by any Chase Fund, such Chase Fund shall be entitled to have the Initial Note that would otherwise be deliverable to such Chase Fund under this Section 2.1D (a "Whole Initial Note") subdivided into a sufficient number of Initial Notes as are necessary to evidence the respective beneficial ownership percentages of the Beneficial Owners in such Chase Fund and such Initial Loan, with each such subdivided Initial Note being payable to such Chase Fund in an amount equal to the respective beneficial ownership percentage multiplied by the amount of such Whole Initial Note (and the Company hereby agrees to execute and deliver such subdivided Initial Notes to such Chase Fund upon receipt of a request therefor by or on behalf of such Chase Fund specifying such beneficial ownership percentages).

                  E. Scheduled Payment of Initial Loans. The Company shall pay in full or convert to Term Loans pursuant to Section 2.2 the outstanding amount of the Initial Loans and all other Obligations owing hereunder no later than the Conversion Date.

                  F. Termination of Debt Tender Offer Loan Commitment and Subsequent Loan Commitments. The Debt Tender Offer Loan Commitment hereunder shall terminate on November 18, 1998 if the Debt Tender Offer Loan is not made on or before such date. The Subsequent Loan Commitments hereunder shall terminate on the earlier of (i) the date on which the Subsequent Loan Commitments are fully utilized or (ii) five Business Days after the Alternate Tender Offer Closing Date (other than as provided in clause (iii)) or (iii) on the Company Redemption Date. The Company shall have the right, without premium or penalty, to reduce or terminate the Initial Loan Commitment of the Lenders hereunder at any time.

                  G. Pro Rata Borrowings and Election. Each Initial Loan made under this Agreement and/or purchase of Purchased Notes pursuant to an Assignment Agreement shall be made by the Lenders pro rata on the basis of their respective Initial Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of any Initial Loan hereunder and/or to satisfy its obligations under an Assignment Agreement and that each Lender shall be obligated to make its portion of each Initial Loan hereunder and/or to satisfy its obligations under an Assignment Agreement, regardless of the failure of any other Lender to fulfill its commitments hereunder or thereunder.

                  2.2          Term Loan and Term Note

                  A. Term Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders hereby agree, on the Conversion Date, if the Initial Loans have not been repaid to convert the then outstanding principal amount of the Initial Loans into a term loan (the "Term Loan"), such Term Loan to be equal to the aggregate principal amount of the then outstanding Initial Loans. The Lenders' commitments under this Section 2.2A are herein called collectively, the "Term Loan Commitment."

                  B. Notice of Conversion/Borrowing. If the Company has not repaid the Initial Loans in full on or prior to the Conversion Date, then the Company shall convert the then outstanding principal amount of the Initial Notes into a Term Loan under this Section 2.2. The Company shall deliver to the Lenders a Notice of Conversion no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the principal amount of the Initial Notes outstanding on the Conversion Date to be converted into the Term Loan.

                  C. Making of Term Loan. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2 hereof, each Lender shall extend to the Company the Term Loan to be issued on the Conversion Date by such Lender by cancelling on its records a corresponding principal amount of the Initial Notes held by such Lender, which corresponding principal amount of the Initial Notes shall be satisfied by the conversion into a Term Loan in accordance with this Section 2.2.

                  D. Maturity of Term Loan. Subject to Section 5.10, the Term Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on the eighth anniversary of the Closing Date (the "Maturity Date").

                  E. Term Notes. The Company, as borrower, shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the Term Loan made on such date, in the principal amount held by such Lender on such date and with other appropriate insertions (collectively, the "Term Notes").

                  2.3          Interest on the Loans

                  A. Rate of Interest. (i) The Initial Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise), for each Interest Period in the case of Initial Loans accruing interest based on the LIBOR Rate, at a rate per annum, equal to the Applicable Rate for such period plus the Applicable Spread. The Term Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise), for each Interest Period at a rate per annum equal to the Term Loan Rate.

                    (ii) Notwithstanding clause (i) of this Section 2.3A or any other provision herein, but subject to Section 2.3C, in no event will the interest rate applicable to any portion of the principal amount of the Loans exceed 15.5% per annum.

                  B. Interest Payments. Interest shall be payable (i) with respect to the Initial Loans accruing interest based on the LIBOR Rate, in arrears on the last day of each Interest Period, upon any prepayment of the Initial Loans (to the extent accrued on the amount being prepaid) and on the Conversion Date in respect of any amounts paid on such date and not converted to Term Loans, (ii) with respect to the Initial Loans accruing interest based on the Alternate Base Rate, in arrears on the last day of each fiscal quarter of the Company, commencing on the first of such dates following the Closing Date (with respect to any Initial Loan which is converted to an Initial Loan accruing interest based on the LIBOR Rate pursuant to Section 2.7, to the extent accrued on the date of such conversion), upon any prepayment of the Initial Loans (to the extent accrued on the amount being prepaid) and on the Conversion Date in respect of any amounts paid on such date and not converted to Term Loans and (iii) with respect to the Term Loan, in arrears on the last day of each fiscal quarter of the Company, commencing on the first of such dates following the Conversion Date (with respect to any Term Note that is exchanged for an Exchange Note on any day other than the last day of a fiscal quarter of the Company, to the extent accrued on the date of such exchange), upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan.

                  C. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

                  D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year (or a 365- or 366-day year in the case of Loans accruing interest based on the Alternate Base Rate) and the actual number of days elapsed in the period during which it accrues. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  E. Breakage. The Company shall reimburse each Lender for any "breakage" costs incurred in connection with the prepayment of any Loan bearing interest based on the LIBOR Rate on any day other than the last day of the Interest Period applicable thereto.

                  2.4          Letter Agreements.

                  The Company agrees to pay to Chase, DLJ, BankBoston and certain of their Affiliates, as applicable, the fees set forth in (i) the amended and restated bridge facility fee letter dated November 6, 1998 among the Company, Chase, Chase Securities Inc., DLJ and BankBoston and (ii) the Assignment Agreement, and the Company agrees to perform its other obligations under the foregoing agreements.

                  2.5          Prepayments and Payments.

                  A. Prepayments.

                     (i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agents at any time and from time to time, prepay the Loans made to the Company without penalty or premium and in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

                  Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

                    (ii) Mandatory Prepayments. So long as any Existing Notes are outstanding, the following mandatory prepayments under subparagraph (a) shall be required only to the extent permitted under the Existing Notes Indenture, subject to Section 5.15.

                  (a) Prepayments from Asset Sales. At any time following receipt by the Company or any Subsidiary of the Company of cash proceeds of any Asset Sale occurring after the Closing Date, the Company or any Subsidiary of the Company (i) in the case of any Asset

         Sale made on or prior to the Conversion Date, shall immediately use the Net Cash Proceeds of such Asset Sale to prepay the Loans or (ii) in the case of any Asset Sale made subsequent to the Conversion Date, may use the Net Cash Proceeds of such Asset Sale as and to the extent permitted and subject to the terms and conditions hereunder and under the Indenture. Concurrently with the consummation of an Asset Sale, the Company shall deliver to the Agents an Officers' Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale.

                  If any Exchange Notes are outstanding at the time any repayment of Loans is required under this Section 2.5A(ii)(a), such repayment shall be made pro rata with the repurchase of Exchange Notes that are required to be repurchased under the Indenture.

                  (b) Prepayments from Issuances of Securities or Incurrence of Indebtedness. Concurrently with the receipt by the Company of proceeds from (i) the issuance of Securities (other than (x) Securities issued under circumstances where no cash proceeds are received and (y) Securities issued to directors, officers and employees of the Company and its Subsidiaries), and (ii) the Incurrence of any Indebtedness (other than Indebtedness permitted by Section 6A.1 (except clause (ix) thereof)), the Company shall prepay the Loans in a principal amount equal to the lesser of the proceeds thereof (net of expenses and taxes payable by the Company in connection with the issuance thereof and net of accrued interest due pursuant to Section 2.5A(iii) as a result of such prepayment) or the aggregate principal amount of the Notes then outstanding.

                  (c) Prepayments from Net Cash Proceeds of a Casualty Event. If any of the Collateral is the subject of a Casualty Event, all Net Cash Proceeds received by the Collateral Agent, the Company or any Subsidiary thereof as a result of any Collateral being the subject of a Casualty Event shall constitute Trust Moneys (as defined in the Indenture) under the Indenture and be held by the Collateral Agent (for the benefit of the Secured Parties) and applied in accordance with the provisions of Article XII of the Indenture.

                  (d) Excess Cash Flow. Not later than 10 Business Days after the delivery of the Excess Cash Flow Certificate required by Section 5.1(xiii), the Company shall prepay the Loans in an amount equal to 75% of Excess Cash Flow for the fiscal year ending June 30, 1999 and shall be applied as provided in Section 2.5A(iii).

                  (e) Notice. The Company shall notify the Agents of any prepayment to be made pursuant to this Section 2.5A(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Required Lenders).

                   (iii) Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid, any breakage costs resulting from a prepayment of Loans accruing interest based on the LIBOR Rate on any day other than the last day of an Interest Period, and shall be applied to payment of interest before application to principal.

                    (iv) Mandatory Offer to Repay Notes. Upon the occurrence of a Change of Control at any time following the Conversion Date, the Lenders shall have the right, in accordance with this Section 2.5A(iv), to require the repayment of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repayment. All of the terms and conditions of any such Change of Control Offer shall be as set forth in Section 4.15 of the Indenture.

                  B. Manner and Time of Payment. All payments of principal and interest and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agents, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agents after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agents to charge its account with the Agents in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

                  C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be due on the next succeeding Business Day except as set forth in the definition of "Interest Period" and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

                  D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid (which notation shall be conclusive absent manifest error) and will notify the Company of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note; and provided, further, that the failure to make (or any error in the making of) such a notation shall not confer upon the transferee thereof any greater rights than it would have had if the proper notation had been made.

                  2.6          Use of Proceeds

                  A. Initial Loans. The proceeds of the Initial Loans shall be applied by the Company, (together with any borrowings under the Bank Credit Agreement described in Section 3.1A.C and cash on hand (if necessary)) to pay Transaction Costs, to consummate the Debt Tender Offer, to consummate the Alternate Tender Offer and/or any Redemption and/or to refinance Indebtedness under the Bank Credit Agreement to the extent of the Available Loan Commitments therefor, as applicable.

                  B. Term Loan. The proceeds of the Term Loan shall be used to cancel any outstanding amount of Initial Notes converted to Term Notes on such date.

                  C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.7          Conversion of Debt Tender Offer Loans

                  By 11:00 A.M. on the Closing Date, the Company shall deliver to the Administrative Agent a Notice of Conversion with respect to all Debt Tender Offer Loans made on the Closing Date to convert such Loans to Loans accruing interest based on the LIBOR Rate, subject in each case to the following:

                     (i) such conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted Debt Tender Offer Loans; and

                    (ii) such conversion shall be effected by each Lender by recording for the account of such Lender the new Loan accruing interest based on the LIBOR Rate and reducing the Loan accruing interest based on the Alternate Base Rate by an equivalent principal amount; accrued interest on such Loan being converted shall be paid by the Company at the time of conversion.

SECTION 3           CONDITIONS

                  3.1A         Conditions to Initial Loans on Closing Date

                  The effectiveness of this Agreement on the Closing Date and the obligation of the Lenders to make the Debt Tender Offer Loans on or after the Closing Date is subject to prior or concurrent satisfaction of each of the following conditions, unless otherwise indicated below (for purposes of any Election, each of the following conditions shall apply to the Lenders' obligations under the Assignment Agreement in the case of any purchase of Purchased Notes on the Closing Date and as required by Section 3.1B thereafter, in each case as though it were a condition to the making of the Initial Loans):

                  A. On or before the Closing Date (unless otherwise noted), all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received on behalf of the Lenders the following items, each of which shall be in form and substance reasonably satisfactory to the Agents and, unless otherwise noted, dated the Closing Date:

                  1. (i) a copy of the certificate or articles of incorporation or other organizational document, including all amendments thereto, of the Company and each Guarantor, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Company and each Guarantor as of a recent date from such Secretary of State and by the appropriate government officials of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date; (ii) a certificate of the Secretary or Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the bylaws or other organizational document of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Company, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) that the certificate or articles of incorporation or other organizational document of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Person; and (iii) a certificate of another Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

                  2. a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company confirming that:

                             (i) the representations and warranties set forth
                  in Section 4 are true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                            (ii) at the time of and immediately after the
                  initial borrowing hereunder, no Event of Default or Default shall have occurred and be continuing;

                  3. executed copies of this Agreement and the Initial Notes substantially in the form of Exhibit I annexed hereto executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

                  4. on or prior to the date specified in Section 2.1B, an originally executed Notice of Borrowing substantially in the form of
         Exhibit IV-A annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company in writing delivered to the Agents;

                  5. originally executed copies of one or more written opinions of (I) Simpson Thacher & Bartlett and Squire, Sanders & Dempsey, special counsel for the Company and the

         Guarantors, together, substantially in the form of Exhibit VII annexed hereto and addressed to the Lenders, (II) on the Closing Date and each Satisfaction Date, appropriate local counsel to the Company and its applicable Subsidiaries with respect to the Security Documents, which opinions shall address the matters contained in Exhibit IX annexed hereto, and otherwise be in form and substance reasonably acceptable to the Collateral Agent, including, without limitation, (i) on the Closing Date, such an opinion of Squire, Sanders & Dempsey relating to the Closing Date Collateral and (ii) on the Satisfaction Date, such an opinion from each counsel which has provided a Draft Opinion, in each case in form and substance substantially the same as each respective Draft Opinion, relating to the Satisfaction Date Collateral, and (III) Cahill Gordon & Reindel, special counsel to the Lenders, substantially in the form of Exhibit VII hereto and addressed to the Lenders;

                  6. on or prior to the Debt Tender Offer Closing Date, (i) true and correct copies of the Debt Tender Offer Documents, which shall not have been amended in any material respect subsequent to the date hereof without the Agents' consent and which shall be in full force and effect relating to any, and any Existing Notes tendered pursuant thereto shall have been accepted for payment and (ii) an Officer's Certificate from the Company certifying as to the aggregate principal amount of Existing Notes tendered in accordance with clause
         (i) above;

                  7. (i) executed or conformed copies of the Bank Credit Agreement and any amendments thereto made on or prior to the Closing Date or Satisfaction Date, as applicable, including the Waiver and Amendments and (ii) an Officers' Certificate from the Company to the effect that such party has performed or complied with all agreements and conditions contained in the Bank Credit Agreement and any agreements or documents referred to therein required to be performed or complied with by such party on or before the Closing Date, and the Company is not in default in the performance or compliance with any of the terms or provisions thereof;

                  8. a notation of Guarantee, executed and delivered by each Guarantor, dated the Closing Date, substantially in the form of
         Exhibit X annexed hereto; and

                  9. (a) on the Closing Date, with respect to the Closing Date Mortgaged Real Property listed on Schedule G-1 annexed hereto, and on each Satisfaction Date with respect to each Satisfaction Date Mortgaged Real Property securing the obligations of the Company and its Subsidiaries under the Existing Notes Indenture listed on Schedule G-2 annexed hereto, the following dated as of and/or delivered on the Closing Date or the Satisfaction Date, as applicable:

                             (i) executed copies of a Mortgage encumbering such
                  Mortgaged Real Property in favor of the Collateral Agent, for the benefit of the Secured Parties, (y) with respect to the Closing Date Mortgaged Real Property, substantially in the form of Exhibit XIII-A attached hereto and (z) with respect to the Satisfaction Date Mortgaged Real Property, substantially in the applicable form of Exhibit XIII-B through XIII-F, duly executed and acknowledged by the Company or a Guarantor, as applica-ble, in form and substance reasonably satisfactory to the Collateral Agent and otherwise in compliance with and in accordance with local law in the jurisdiction where such Mortgaged Real Property is located together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 3.1A.A.5(II) in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage Lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens;

                            (ii) the Company shall use its commercially
                  reasonable efforts to obtain such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                           (iii) policies or certificates of insurance as
                  required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                            (iv) UCC, judgment and tax lien searches (or
                  foreign jurisdiction equivalents) confirming that the personal property comprising a part of such Mortgaged Real Property is subject to no Liens other than Prior Liens;

                             (v) evidence acceptable to the Collateral Agent of
                  payment by the Company or Subsidiary, as appropriate, of all applicable title insurance expenses, search and examination charges, survey costs and related charges, mortgage recording taxes and fees, charges, costs and expenses required for the recording of the Mortgages;

                            (vi) copies of all leases, subleases, leases in
                  which the Company or any Subsidiary holds the tenant's interest or other agreements relating to possessory interests, to the extent any of the foregoing affect any Mortgaged Real Property, and the Company shall use its commercially reasonable efforts to cause such agreements to be subordinate to the Mortgage to be recorded against such Mortgaged Real Property and, if so obtained, such agreements shall be subordinate to the Mortgage to be recorded against such Mortgaged Real Property pursuant to an agreement in form and substance reasonably acceptable to the Collateral Agent;

                           (vii)    a Survey;

                          (viii) a title insurance policy (or commitment to
                  issue a Policy) issued by the Title Company covering such Mortgaged Real Property, in form and substance reasonably satisfactory to the Collateral Agent insuring that the Lien of the Mortgage encumbering such Mortgaged Real Property constitutes a valid first priority Lien on the real property and fixtures described therein subject only to Prior Liens permitted by such Mortgage. Each policy (or commitment to issue a policy) of title insurance shall be in an amount not less than 115% of the fair market value thereof or other amount reasonably acceptable to the Collateral Agent and shall (1) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (2) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals reasonably acceptable to the Collateral Agent) as shall be requested by the Collateral Agent and shall be available in the applicable jurisdiction at commercially reasonable rates (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, road access, fixtures, variable rate and so-called comprehensive coverage over covenants and restrictions), (3) include such affidavits and instruments of indemnifications by the Company and/or the applicable Subsidiary as shall be reasonably required to induce the Title Company to issue the policy (or commitment) and endorsements contemplated in this subparagraph and (4) contain no exceptions to title other than exceptions for Prior Liens; provided, however, that with respect to the Satisfaction Date Mortgaged Real Property, the Company shall cause the Title Company to issue title insurance policies (or commitments to issue policies) providing substantially the same coverage as shown on the marked title insurance commitments attached hereto as Exhibit XIX; provided, further, that with respect to commitments #N9800-1808(7) and N9800-1808(11), the exceptions set forth therein shall be subject to the reasonable approval of the Collateral Agent;

                            (ix) an Officers' Certificate or other evidence
                  reasonably satisfactory to the Collateral Agent that as of the date thereof there (x) has been issued and is in effect a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance (except where non-compliance would not result in a material impairment of the value or utility of such Mortgaged Real Property) with local codes or ordinances relating to building or fire safety or structural soundness, (y) has not occurred any Casualty Event affecting all or any material portion of any Mortgaged Real Property and (z) are no disputes regarding boundary lines, location, encroachment or possession of any portions of such Mortgaged Real Property and no state of facts existing which could give rise to any such claim; and

                             (x) such other documents, instruments,
                  certificates or information as shall be reasonably necessary in the opinion of counsel to the Collateral Agent to cre-ate a valid perfected first priority mortgage Lien on such Mortgaged Real Property subject only to Prior Liens permitted by the applicable Mortgage;

                  (b) on each Satisfaction Date with respect to Security Agreement Collateral, the following dated as of and/or delivered on any Satisfaction Date:

                             (i) executed copies of a Security Agreement;
                  and

                            (ii) subject to Section 5.6, on any Satisfaction
                  Date with respect to the Bank Credit Agreement, stock certificates representing Capital Stock of Subsidiaries of the Company securing the obligations of the Company and its Subsidiaries under the Bank Credit Agreement, intercompany notes, and all related blank stock powers or assignments in blank, and all UCC financing statements for each jurisdiction necessary to perfect a security interest in such Security Agreement Collateral;

                  (c) evidence of the completion of all recordings and filings of, or with respect to, Security Documents and delivery of such other security and other documents as may be necessary or, in the opinion of the Collateral Agent, reasonably desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents, which Liens shall be subject only to Prior Liens;

                  (d) certified copies of Requests for Information (Form UCC-11 or the equivalent), or equivalent reports or lien search reports listing all effective financing statements or comparable documents which name either the Company or any Subsidiary as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which either the Company's or any Subsidiary's principal place of business is located, none of which shall encumber the Collateral covered or intended or purported to be covered by any Security Agreement executed and delivered on the Closing Date or the Satisfaction Date, as applicable; and

                  (e) on the Closing Date, executed copies of the Intercreditor Agreement and on each Satisfaction Date, of any and all amendments, modifications or supplements thereto reasonably necessary to effect the intent of the parties thereto.

                  B. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions shall have been obtained and remain in full force and effect, except for such authorizations, consents and approvals as may be required under the Securities Act and state securities or "blue sky" laws in connection with Transactions not occurring on the Closing Date.

                  C. (i) No default or event of default shall have occurred and be continuing under the Bank Credit Agreement, all conditions to borrowing thereunder shall have been satisfied or waived and the Company shall have used its commercially reasonable efforts to secure availability of at least $20,000,000 thereunder to fund up to $20,000,000 of the aggregate principal amount of the

Existing Notes tendered in the Debt Tender Offer in lieu of such funds being borrowed under this Agreement for such purpose.

                  (ii) On the Closing Date and the Debt Tender Offer
Closing Date, the Company and its Subsidiaries shall have outstanding no Preferred Stock and no Indebtedness other than (A) Bank Indebtedness, (B) the Waste Revenue Bonds, (C) an aggregate principal amount of Existing Notes equal to $200,000,000 minus, on the Debt Tender Offer Closing Date, the aggregate principal amount of Existing Notes tendered and accepted for payment in the Debt Tender Offer for retirement or otherwise redeemed in accordance with the Existing Notes Indenture and (D) up to $20,000 of Indebtedness described on Schedule B annexed hereto.

                  D. On or before the Closing Date, the Company shall have paid the fees payable on the Closing Date pursuant to Section 2.4 and any other fees payable to Chase, DLJ and BankBoston and their respective Affiliates on the Closing Date.

                  E. None of the Company or any of the Company's
Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole reasonable judgment of the Agents, has had or could reasonably be expected to have a Material Adverse Effect; and there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change.

                  F. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the initial Notice of Borrowing which would constitute a Default or an Event of Default.

                  G. As of the Closing Date and the Debt Tender Offer Closing Date, no order, judgment or decree of any court, arbitrator or other Tribunal shall purport to enjoin or restrain the Lenders from making the Initial Loans.

                  H. There shall not be pending or, to the knowledge of the Company, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting, the Company or any of the Company's Subsidiaries, or any property or asset of the Company or any of the Company's Subsidiaries which has not been disclosed by the Company in writing to the Agents (and the Agents shall have received on the Closing Date an Officers' Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, in the reasonable opinion of the Agents, could reasonably be expected to have a material adverse effect on the making of the Initial Loans. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions to occur on the Closing Date. There shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, do-mestic or foreign (i) challenging the Transactions to occur on the Closing Date or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Company's ownership or operation of all or any portion of the Company's business or assets or to compel the Company to dispose of or hold separate all or any portion of the Company's business or assets (including the business or assets of any Subsidiary of the Company); or (iii) seeking to impose any materially adverse conditions upon the Transactions to occur on the Closing Date.

                  I. The making of the Initial Loan on the Closing Date or the Debt Tender Offer Closing Date, as applicable, in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

                  J. The consolidated financial statements of the Company and the Company's Subsidiaries (without the financial information relating to the Baltimore Property and the Harrison Property) for the fiscal quarter ending September 30, 1998 after giving effect to the Transactions shall have been delivered to and shall be reasonably satisfactory to the Agents.

                  K. There shall not have been any disclosure of information relating to conditions or events not previously disclosed to the Agents, or new information regarding previously disclosed matters, in the course of the Agents' continuing legal, financial, tax, environmental, business and accounting due diligence review which the Agents shall reasonably determine is material and adverse to the Company.

                  L. The Agents shall have received a solvency opinion from Murray, Devine & Co., Inc., addressed to the Lenders and dated the Closing Date and supporting the conclusions, that, after giving effect to the Transactions and the Incurrence of all financings contemplated thereby, the Company and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the Indebtedness Incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have Incurred debts beyond their ability to pay such debts as they mature and become due.

                  M. The Agents shall be satisfied that audited and unaudited consolidated financial statements meeting the requirements of Regulation S-X under the Securities Act of the Company and its Subsidiaries are available as of the Closing Date.

                  N. The Agents and their counsel shall be reasonably satisfied that the consummation of the Debt Tender Offer, including the funding of the Debt Tender Offer Loans on the Debt Tender Offer Closing Date, shall be in compliance with all applicable Laws. There shall not have been any statute, rule, regulation, injunction or order applicable to the Debt Tender Offer, or the financing thereof, promulgated, enacted, entered or enforced by any Tribunal, nor shall there be pending any action or proceeding by or before any such Tribunal involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially affect the Debt Tender Offer or the financing thereof.

                  O. The Holdings Side Letter shall have been executed and delivered by Holdings.

                  P. The Agents shall have received an executed copy of the PBGC Agreement.

                  Q. The Agents shall have received an executed copy of the Supplemental Indenture.

                  R. The Agents shall have received an executed copy of the Notice of Conversion pursuant to Section 2.7.

                  3.1B. Conditions to Subsequent Loans

                  A. Notwithstanding anything herein to the contrary, the obligation of the Lenders to make Subsequent Loans on the Alternate Tender Offer Closing Date is subject only to the prior or concurrent satisfaction of each of the following conditions:

                  1. The Agents shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company confirming that the representations and warranties set forth in Sections 4.1(i), 4.2, 4.3, 4.4, 4.11, 4.22 and 4.25 are true and correct in all material respects on and as of the Alternate Tender Offer Closing Date as though made on such date;

                  2. The Agents shall have received (a) an originally executed Notice of Borrowing substantially in the form of Exhibit IV-A annexed hereto, signed by the President or a Vice President of the Company on behalf of the Company, (b) an Officers' Certificate from the Company certifying as to the aggregate principal amount of Existing Notes validly tendered and not properly withdrawn pursuant to the Alternate Tender Offer and (c) true and correct copies of the Alternate Tender Offer Documents, which shall not have been amended in any material respect without the Agents' consent (which shall not be unreasonably withheld) and shall be in full force and effect;

                  3. The Agents and their counsel shall be reasonably satisfied that the consummation of the Alternate Tender Offer, including the funding of such Subsequent Loan, shall be in compliance with all applicable Laws. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Alternate Tender Offer or the making of such Subsequent Loan. There shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, challenging the legality of the Alternate Tender Offer or the making of such Subsequent Loan, as applicable, or seeking to restrain or prohibit the consummation thereof. The making of such Subsequent Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board;

                  4. The absence of any Default or Event of Default under
         Section 7.6, 7.7 or 7.9 (in each case, with respect to the Company);

                  5. All authorizations, consents and approvals necessary in connection with the Alternate Tender Offer shall have been obtained and remain in full force and effect, except for such authorizations, consents and approvals as may be required under the Securities Act and state securities or "blue sky" laws in connection with Transactions not occurring on the Alternate Tender Offer Closing Date. No Default or Event of Default would result from the making of the Subsequent Loan in connection with the Alternate Tender Offer or the delivery of certain documentation in escrow as contemplated by the following sentence. The Company shall execute and deliver, or cause to be executed and delivered, to the Title Company, as escrow agent, or to such other escrow agent reasonably acceptable to the Collateral Agent and the Company, to be held by such escrow agent in escrow for release to the Collateral Agent upon the occurrence of the Satisfaction Date with respect to the Existing Notes, all documentation (including signed legal opinions) that would be required to be delivered to the Collateral Agent pursuant to Section 5.6 in respect of Satisfaction Date Mortgaged Real Property in the form required hereunder if such Alternate Tender Offer Closing Date constituted a Satisfaction Date with respect to the Existing Notes; and

                  6. The Agents shall have received originally executed copies of one or more written opinions of Simpson Thacher & Bartlett and Squire, Sanders & Dempsey, special counsel for the Company and the Guarantors, substantially in the form of Exhibit VII-B annexed hereto and addressed to the Lenders.

                  B. Notwithstanding anything herein to the contrary, unless otherwise obligated under Section 3.1B.A., the Lenders shall be under no obligation to make Subsequent Loans on any Redemption Date, unless the Administrative Agent, on behalf of the Agents, so elects, but the conditions set forth in Section 3.1A (other than clauses A.1, A.3, A.6, A.7, A.8, A.9(e), C(ii), J, L, M, N, O, P, Q and R), as applicable, shall be satisfied or waived in any event as though the Redemption Date were the Closing Date. In the case of a Subsequent Loan on a Redemption Date, Section 5.6 and Section 3.1A.A(9) with respect to all collateral previously securing the Existing Notes shall be satisfied. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect a Redemption on a Redemption Date to the extent that the Lenders do not make available the funds contemplated by Section 2.1A(ii) for that purpose in connection therewith.

                  C. The obligations of the Lenders to make Subsequent
Loans on any Bank Indebtedness Refinancing Date is subject to prior or contemporaneous satisfaction of each of the conditions set forth in Section 3.1A A.2(ii) (other than to the extent the Default or Event of Default is based on Section 7.4), A.4, A.5, F (other than to the extent the Default or Event of Default is based on Section 7.4), H and I as though the Bank Indebtedness Refinancing Date were the Closing Date.

                  D. The obligations of the Lenders to make available the Subsequent Loans on any Company Redemption Date is subject to the prior or contemporaneous satisfaction of those conditions set forth in Section 3.1A applicable to a Satisfaction Date, as well as those set forth in Section 3.1B.,A.1, A.2(a), A.(3) (with respect to the respect to the Redemption), 4 and 6.

                  3.2          Conditions to Term Loan

                  The obligation of the Lenders to convert Initial Loans into Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

                  A. The Agents shall have received in accordance with the provisions of Section 2.2B an originally executed Notice of Conversion.

                  B. The Company or any of its Subsidiaries shall not be subject to a Bankruptcy Order or a bankruptcy or other insolvency proceeding and a Default or an Event of Default shall not have occurred under Section 7.6,
7.7 or 7.9.

                  C. No Default or Event of Default (whether matured or not) shall have occurred under Section 7.1.

                  D. No Event of Default shall have occurred under
Section 7.2; provided that if an event described in this Section 3.2D is continuing at the Conversion Date but 30 days has not passed since the date of written notice of the commencement of such 30-day period from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period.

                  E. On the Conversion Date, the Agents shall have received an Officers' Certificate from the Company dated the Conversion Date and reasonably satisfactory in form and substance to the Agents, to the effect that the conditions in this Section 3.2 are satisfied on and as of the Conversion Date.

                  F. The Company shall have executed and delivered to the Agents on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Initial Loans outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

                  G. The Company shall have paid in cash any fees due and owing to the Agents and their Affiliates.

                  H. The making of the Term Loan shall not violate
Regulation T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

                  In the event on any date on which a borrowing is to be made hereunder, the making of such borrowing would violate the Existing Indenture, as now in effect, solely by reason of the maturity of the Initial Loans on the Conversion Date, then the Lenders shall agree that the conversion of the Initial Loans into Term Loans shall occur automatically, without prejudice to the rights and remedies of the Lenders under Section 7 hereof.

SECTION 4           REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Company represents and warrants to the Lenders that, at the time of execution hereof and after consummation of the Transactions (unless otherwise indicated) to occur at such time, the following statements are true, correct and complete:

                  4.1          Organization and Good Standing; Capitalization

                     (i) Each of the Company and the Company's Subsidiaries is a corporation or other entity duly organized and existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Company's Subsidiaries has the requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation or other entity and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

                    (ii) All of the Subsidiaries of the Company as of the Closing Date, after giving effect to the Transactions, are identified in Schedule A annexed hereto. The Capital Stock of each of the Company's Subsidiaries identified in Schedule A annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock.

                   (iii) As of the date hereof, and after giving effect to the Transactions to occur at such time, (a) the authorized Capital Stock of the Company shall consist of 1,000 shares of Common Stock, $.01 par value per share, 1 of which shares shall be issued and outstanding and owned by Holdings and (b) the authorized Capital Stock of Holdings shall consist of 4,000 shares of Common Stock, $.01 par value per share. All such outstanding shares have been duly and validly issued, and are fully paid and nonassessable. Neither Holdings nor the Company has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock (other than the Warrants).

                  4.2          Authorization and Power

                  Each of Holdings, the Company and the Company's Subsidiaries has (or, in the case of the applicable Loan Documents or other documents or instruments to be executed and delivered after the Closing Date, will have) the corporate or other power and requisite authority, and has taken (or, in the case of the applicable Loan Documents or other documents or instruments to be executed and delivered after the Closing Date, will have taken) all corporate or other action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it, to issue the Notes and the Exchange Notes and to issue the Warrants.

                  4.3          No Conflicts or Consents

                     (i) The execution and delivery of the Loan Documents and each other document to be executed and delivered in connection with the Transactions, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Notes and the Exchange Notes, do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to any of Holdings, the Company and its Subsidiaries, the certificate or articles of incorporation or bylaws or other organizational documents or regulations of any of them or any order, judgment or decree of any court or other agency of government binding on any of them which, in the case of any violation of any provision of any law or any governmental rule or regulation, could reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of Holdings, the Company and its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien (other than pursuant to the Security Documents) upon any of the properties or assets of any of the Company and its Subsidiaries (other than as permitted by any Security Document), or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any of Holdings, the Company and its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure to obtain which could not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                    (ii) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Company or any of its Subsidiaries of the Loan Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Agents on behalf of the Lenders or the failure to obtain which would not, singly or in the aggregate, have a Material Adverse Effect and except for such filings, qualifications and consents as may be required under the Securities Act and state securities or "blue sky" laws.

                  4.4          Enforceable Obligations

                  Each of the Loan Documents and each other document or instrument to be delivered in connection therewith has been (or, in the case of the applicable Loan Documents to be executed and delivered after the Closing Date, will have been) duly authorized; each of the Loan Documents and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by Holdings, the Company and each of the Company's Subsidiaries that are a party thereto; and each of the Loan Documents and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date is, and each of the Loan Documents to be executed and delivered after the Closing Date will be, upon such execution and delivery, the legal, valid and binding obligations of Holdings, the Company and each such Subsidiary (to the extent a party thereto), enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as enforceability of indemnification and contribution provisions may be limited by public policy considerations.

                  4.5          Properties; Liens

                     (i) Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all of its material properties and assets, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6A.2.

                    (ii) Each of the Company and its Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Company and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  4.6          Financial Condition

                     (i) The Company has heretofore furnished to the Lenders with respect to it and its Subsidiaries, consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity as of and for the fiscal years ended June 30, 1996, June 30, 1997 and June 30, 1998, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Company and its Subsidiaries as of such dates and for such periods. None of the Company and its consolidated Subsidiaries has or shall have as of the Closing Date any material guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, other than those disclosed in such financial statements, the Alternate Tender Offer Documents or in the Loan Documents. Such financial statements were prepared in accordance with GAAP.

                    (ii) Since June 30, 1998, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect other than matters relating to the Transactions and the matters disclosed in the Alternate Debt Tender Offer Documents.

                  4.7          Full Disclosure

                     (i) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Company or any of its Subsidiaries to the Agents or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (but excluding the financial projections referred to in Section 4.7(ii)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Company and its Subsidiaries taken as a whole.

                    (ii) All financial projections concerning the Company and its Subsidiaries that are or have been made available to the Agents or any Lender by the Company or any of its Subsidiaries have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable on the Closing Date.

                  4.8          No Default

                  No event has occurred and is continuing which constitutes a Default or an Event of Default.

                  4.9          Compliance with Contracts, Etc.

                  None of the Company or any of the Company's Subsidiaries is in violation of (A) its certificate or articles of incorporation, bylaws or regulations or other organizational documents or (B) any applicable Law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Tribunal having jurisdiction over any of them or (D) no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default exists under any material Contractual Obligation, except, with respect to clauses (A) through (D), for such violations or events that would not, singly or in the aggregate, have a Material Adverse Effect.

                  4.10         No Litigation

                  Except as set forth in Schedule F annexed hereto, there are not any material actions, suits or proceedings at law or in equity or by or before any Tribunal now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  4.11         Use of Proceeds; Margin Stock, Etc.

                  The proceeds of the Initial Loans will be used solely for the purposes specified herein. None of the Company and its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation U or X.

                  4.12         Taxes

                  All Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for material taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all taxes, interest, penalties and additions to tax ("taxes") payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 4.6(i), and except as set forth on Schedule E annexed hereto, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. As of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material tax of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341(F) of the Code.

                  4.13         ERISA

                  Each of the Company and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Company or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the present value of all benefit liabilities under each Plan of the Company and the ERISA Affiliates (on an accumulated benefits obligation basis and based on those assumptions used to fund such
Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $18,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (on an accumulated benefits obligation basis and based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $21,000,000 the value of the assets of all such underfunded Plans. None of the Company and the ERISA Affiliates have Incurred or could reasonably be expected to Incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of the Company and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  4.14         Compliance with Law

                  Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any Environmental Permits with respect to any such Real Property or the operations of the Company or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

                  4.15         Government Regulation

                  None of the Company or any of the Company's Subsidiaries is subject to regulation under the Federal Power Act or other Law which regulates the Incurrence by the Company or any of its Subsidiaries of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                  4.16         Capital Structure and Subsidiaries

                  After giving effect to the Transactions, the Company will have no interest in any Person other than the Subsidiaries of the Company set forth on Schedule A annexed hereto and other Investments of the Company as of the Closing Date, as permitted by Section 6A.4, and the Company will own, free and clear of all Liens, claims or restrictions on voting or transfer (other than as permitted by this Agreement), 100% of all classes of outstanding Capital Stock of each of the entities set forth on such Schedule A, except as specified therein.

                  4.17         Intellectual Property

                  Each of the Company and its Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.18         Environmental Matters.

                  Except as set forth on Schedule H annexed hereto:

                     (i) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by the Company and its Subsidiaries (the "Properties") in amounts or concentrations which (a) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect;
         (b) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or (c) could reasonably be expected to give rise to an obligation to conduct a Remedial Action that could reasonably be expected to result in a Material Adverse Effect;

                    (ii) The Properties and all operations of the Company and its Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary Environmental Permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                   (iii) None of the Company and its Subsidiaries have received any Environmental Claim in connection with the Properties or the operations of the Company or its Subsidiaries or with regard to any Person whose liabilities for environmental matters the Company or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                    (iv) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have any of the Company and its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

                     (v) No Lien in favor of any Tribunal for (a) any liability under any Environmental Law or (b) damages arising from or costs Incurred by such Tribunal in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties, except for Liens permitted by Section 6A.2.

                  4.19         Solvency

                    (i) Immediately after the consummation of the Transactions and the other transactions contemplated hereby and immediately following the making of each Loan and after giving effect to the application of the proceeds thereof, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                    (ii) The Company does not intend to, and does not believe that it or any of its Subsidiaries will, Incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  4.20         Insurance

                  Schedule J annexed hereto sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid.

                  4.21         Labor Matters

                  Except as set forth on Schedule K annexed hereto, there are no strikes pending or threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All material payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP.

                  4.22         Guarantees

                  Each Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate or other power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any provision of Law or any provision of the charter or bylaws or other organizational document of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company under any Contractual Obligation to which such Guarantor or the Company or any other Subsidiary of the Company is a party or by which the properties or assets of such Guarantor, the Company or any other Subsidiary of the Company may be bound or affected (except as permitted under the Security Documents), except if any of the foregoing breaches, defaults or Liens would not result in a Material Adverse Effect; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of the Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the foregoing representations and warranties of the Company shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

                  4.23         Indenture; Etc.

                  Each of the Company and the Guarantors shall, on the date it executes and delivers the Indenture and the Exchange Notes and the Take-Out Notes and the indenture governing the Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate or other power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Company enforceable against the Company and the Guarantors in accordance with their respective terms, shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery by the Company and the Guarantors, the Indenture and the Exchange Notes and the Take-Out Notes (and the guarantees) and the indenture governing the Take-Out Notes shall constitute legal, valid, binding and unconditional obligations of the Company and the Guarantors, as the case may be, enforceable against the Company and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 4.24         Investment Company Act; Public Utility Holding
Company Act

                  None of the Company or any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  4.25         Security Interests

                  As of the date of execution thereof, (i) the Security Documents will create, in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, a valid and enforceable first priority security interest in and Lien upon all of the Collateral covered thereby, superior to and prior to the rights of all third Persons and subject to no other Liens except Prior Liens applicable to such Collateral, (ii) the mortgagor under each Mortgage will have good and marketable title to or a valid leasehold interest in the Mortgaged Real Property free and clear of all Liens other than Prior Liens, (iii) the respective pledgor or assignor, as the case may be, will have good and marketable title to all items of Security Agreement Collateral covered by the Security Agreement free and clear of all Liens except Prior Liens and (iv) no filings or recordings will be required in order to perfect the security interests created under any Security Document, except for filings or recordings required in connection with any such Security Document which shall have been made prior to or contemporaneously with the execution and delivery thereof or executed and delivered by the Company to the Collateral Agent for filing thereof and such security interests and Liens shall be perfected upon the completion of all such required filings and recordings.

                  4.26         Year 2000

                  Each of the Company and its Subsidiaries has reviewed its respective operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in its business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Each of the Company and its Subsidiaries believes that the risks associated with the Year 2000 issue could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5           AFFIRMATIVE COVENANTS

                  The Company covenants and agrees that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full and there are no Available Loan Commitments, it shall perform all covenants in this Section 5 required to be performed by it:

                  5.1          Financial Statements and Other Reports

                  The Company will furnish to each Lender:

                     (i) within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the finan-cial condition of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Agents and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

                    (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its financial Officers on behalf of the Company as fairly presenting the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                   (iii) at any time during which any Initial Loans are outstanding, within 30 days after the end of each fiscal month of the Company (commencing with the fiscal month ending November 30, 1998), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year (to the extent comparable figures can be obtained) and comparable budgeted figures for such fiscal month, all of which shall be certified by the Chief Financial Officer or other Senior Officer of the Company, subject to normal year-end audit adjustments and the absence of footnotes;

                    (iv) concurrently with any delivery of financial statements under (i) or (ii) above, a certificate of the accounting firm or financial Officer on behalf of the Company opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (a) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (b) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Sections 6A.10 and 6A.11 (it being understood that the information required by this clause (b) may be provided in a certificate of a financial Officer on behalf of the Company instead of from such accounting firm);

                     (v) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Agents, other materials filed by the Company or any of its Subsidiaries with the Commission, or any governmental authority succeeding to any of or all the functions of the Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                    (vi) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraph (i) or (ii) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (i) and
         (ii) above following such change, a schedule prepared by a financial Officer on behalf of the Company reconciling such changes to what the financial statements would have been without such changes;

                   (vii) prior to the end of each fiscal year, a copy of an operating and capital expenditure budget for the Company for the next succeeding fiscal year and projections in GAAP format for each succeeding fiscal year through the Maturity Date;

                  (viii) promptly following the creation or acquisition of any Subsidiary of the Company, a certificate from an Officer, identifying such new Subsidiary and the ownership interest of the Company and its Subsidiaries therein;

                    (ix) simultaneously with the delivery of any financial statements pursuant to paragraph (i) or (ii) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated subsidiary for the applicable period;

                     (x) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of the Company or any Subsidiary of the Company;

                    (xi) promptly, after any borrowing base report shall have been delivered to the lenders under the Bank Credit Agreement, a copy of such report;

                   (xii) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Agents or any Lender, acting through the Agents, may reasonably request; and

                  (xiii) together with the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending June 30, 1999 delivered pursuant to paragraph (i) above, an Officer's Certificate showing the calculation of Excess Cash Flow for such fiscal year together with all supporting data used in such calculation (an "Excess Cash Flow Certificate").

                  5.2          Corporate Existence, Etc.

                     (i) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6A.5, and except for the liquidation or dissolution of Subsidiaries if the assets of such corporations or other entities to the extent they exceed estimated liabilities are acquired by the Company or one of its wholly owned Subsidiaries in such liquidation or dissolution.

                    (ii) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business.

                  5.3          Payment of Taxes and Claims; Tax Consolidation

                  The Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be Incurred with respect thereto; provided, however, that no such Tax, assessment, charge or claim need be paid if (a) the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (b) such tax, assessment, charge or claim is in respect of property taxes for property that the Company or one of its Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge or claim is to such property or (c) the amount of such taxes, assessments, charges and claims and interest and penalties thereon does not exceed $5,000,000 in the aggregate.

                  5.4          Maintenance of Properties; Insurance

                     (i) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that nothing in this
Section 5.4 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Company, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement, including the sale of the Baltimore Property and the Harrison Property.

                    (ii) The Company will, and will cause each of its Subsidiaries to, keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, and maintain such other insurance as may be required by Law or any other Loan Document.

                   (iii) The Company will, and will cause each of its Subsidiaries to, notify the Agents promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.4 is taken out by the Company or any of its Subsidiaries; and promptly deliver to the Agents a duplicate original copy of such policy or policies, or insurance certificate with respect thereto.

                    (iv) In connection with the covenants set forth in this
Section 5.4, it is understood and agreed that:

                  (a) none of the Agents, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.4, it being understood that (A) the Company and its Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Company hereby agrees to the extent permitted by Law, to waive, and to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

                  (b) the designation of any form, type or amount of insurance coverage by the Agents or the Required Lenders under this Section 5.4 shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the Company and the Subsidiaries or the protection of their properties.

                  5.5          Compliance with Environmental Laws;
                               Preparation of Environmental Reports

                     (i) The Company will, and will cause each of its Subsidiaries to, comply, and make reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any Remedial Action required under Environmental Laws in accordance with Environmental Laws, except, in each case with respect to this Section 5.5, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                    (ii) If a Default caused by reason of a breach of Section
4.18 or 5.5(i) shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Agents, the Company will, and will cause each of its Subsidiaries to, provide to the Lenders within 90 days after such request, at the expense of the Company, an environmental site assessment report of reasonable scope and content for the properties which are the subject of such Default, prepared by an environmental consulting firm reasonably acceptable to the Agents, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action reasonably likely to be required under any applicable Environmental Law in connection with such properties.

                  5.6          Security Interests; Additional Subsidiaries

                     (i) The Company will, and will cause each of its Subsidiaries to, on each Satisfaction Date, cause all of their respective Properties (other than inventory, accounts receivable and related intangibles, documents and proceeds thereof, the Baltimore Property and the Harrison Property) which were subject to a Lien securing the obligations of the Company and its Subsidiaries under the Existing Notes, the Existing Notes Indenture and/or the Bank Credit Agreement (but, in the case of the Bank Credit Agreement, the Company shall be required to comply with the requirements of this Section 5.6 and the related provisions herein only to the extent the Company, through the utilization of reasonable efforts, causes the Capital Stock of Subsidiaries, Intellectual Property of the Company and the intangibles, documents and proceeds that do not relate to inventory and accounts receivable to be free and clear of the Lien of the Bank Security Agreement), as the case may be, to be released from any and all such Liens in a manner satisfactory to the Collateral Agent. On each such Satisfaction Date, the Company will, and will cause each of its Subsidiaries to, at the Company's sole cost and expense, (i) execute, acknowledge and deliver any and all Security Documents necessary or appropriate in the reasonable opinion of the Collateral Agent to create in favor of the Collateral Agent for the benefit of the Secured Parties, a valid, perfected first priority Lien on such Properties (subject only to Prior Liens), (ii) take any and all action and deliver any and all documentation reasonably required with respect to the applicable Collateral on such Satisfaction Date pursuant to Section 3.1A including, without limitation, subsections A.5(II) and A.9 thereof and (iii) register, file or record, in the appropriate governmental offices, any documents or instruments in addition to, supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Collateral Agent necessary or reasonably desirable to create a valid, perfected Lien (subject only to Prior Liens) on such Properties in favor of the Collateral Agent for the benefit of the Secured Parties.

                  The Company will, and will cause each of its Subsidiaries to, deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent as it shall reasonably deem necessary or appropriate to perfect or maintain the Liens on the Collateral covered by the Security Documents.

                    (ii) Upon the acquisition or creation of a Subsidiary by the Company after the Closing Date, the Company shall promptly cause such Subsidiary to execute a Guarantee, whereby such Subsidiary shall become a Subsidiary Guarantor for all purposes of this Agreement.

                  5.7          Compliance with Laws, Etc.

                  The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable Laws of any Tribunal, noncompliance with which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  5.8 Maintaining Records; Access to Properties and Inspections

                  The Company will, and will cause each of its Subsidiaries to, maintain all financial records in accordance with GAAP and permit any Persons designated by the Agents or any Lender to visit and inspect the financial records and the properties of the Company or any of its Subsidiaries at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Agents or any Lender upon reasonable prior notice to the Company to discuss the affairs, finances and condition of the Company or any Subsidiary with the Officers thereof and independent certified public accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  5.9          Take-Out Financing; Redemption

                     (i) The Company agrees that, upon request by the Administrative Agent, on behalf of the Required Lenders (a "Request"), at any time on or after a Securities Demand Date, the Company will take all reasonable actions necessary or desirable, to the extent within its power, so that the Take-Out Banks can, as soon as practicable after such Request, publicly sell or privately place the Take-Out Notes (the "Initial Request Date"). The Company further agrees that upon notice by the Take-Out Banks, at any time and from time to time following the Initial Request Date, the Company will issue and sell Take-Out Notes upon such terms and conditions as specified in such notice; provided that (i) the interest rate thereon (whether floating or fixed) shall be determined by the Take-Out Banks, in light of the then prevailing market conditions but in no event shall the interest rate on the Take-Out Notes exceed 15.5% per annum; (ii) the Company, in its reasonable discretion after consultation with the Take-Out Banks, shall determine whether the Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Take-Out Notes will be accompanied by customary registration rights; (iii) the maturity of any Take-Out Notes shall not be earlier than the eighth anniversary of the Closing Date; (iv) the aggregate principal amount of Take-Out Notes to be issued by the Company shall be determined by the Take-Out Banks in light of the then prevailing market conditions, provided that the aggregate principal amount of Take-Out Notes shall not exceed the amount calculated to yield net proceeds sufficient to repay the Initial Notes in full; and (v) all other arrangements with respect to the Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Banks and the Company in light of the then prevailing market conditions. The foregoing shall not limit the Company's right to refinance the Initial Loans or the Term Loan by any other means.

                    (ii) The Company will borrow funds hereunder on any Redemption Date and (subject to the Company's receipt of such funds) effect the Redemption, if required by the Agents in the event that any of the Redemption Demand Conditions are satisfied.

                   (iii) The Agents shall have received an offering memorandum, reasonably satisfactory in form and substance to the Agents, which may be updated from time to time as necessary to the extent a Request may be reasonably anticipated, for an offering of securities of the Company to refinance the Loans hereunder at least 60 days prior to the Securities Demand Date (determined without reference to clause (v) of the definition thereof).

                  5.10         Exchange of Term Notes

                  If after the Conversion Date any Loans are outstanding, the Company will, on the 10th Business Day following the written request (the "Exchange Request") of the holder of any Term Note (or beneficial owner of a portion thereof):

                     (i) Execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Indenture substantially in the form of Exhibit V annexed hereto, if such Indenture has not previously been executed and delivered;

                    (ii) Execute and deliver to such holder or beneficial owner in accordance with the Indenture a note in the form attached to the Indenture (each such note and any note issued in exchange therefor pursuant to the terms of the Indenture, an "Exchange Note" and collectively, the "Exchange Notes") bearing interest at 15.5% per annum in exchange for such Term Note dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

                   (iii) Execute and deliver, and cause each Guarantor to execute and deliver, to such holder or owner, as the case may be, a Registration Rights Agreement in the form of Exhibit VI annexed hereto, if such Registration Rights Agreement has not previously been executed and delivered or, if such Registration Rights Agreement has previously been executed and delivered and such holder or owner is not already a party thereto, permit such holder or owner to become a party thereto.

                  The Exchange Request shall specify the principal amount of the Term Notes to be exchanged pursuant to this Section 5.10 which shall be at least $5,000,000 and integral multiples of $500,000 in excess thereof. Term Notes delivered to the Company under this Section 5.10 in exchange for Exchange Notes shall be cancelled by the Company and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Indenture.

                  The bank or trust company acting as trustee under the Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50,000,000.

                  5.11         ERISA Compliance

                  Each of the Company and its Subsidiaries will (i) comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law, except to the extent that failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect, and (ii) furnish to the Agents (a) as soon as possible after, and in any event within 30 days after any Officer of the Company or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (b) promptly after any Officer learns of receipt thereof, a copy of any notice that the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) or to appoint a trustee to administer any such Plan, (c) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (d) promptly after any Officer learns thereof and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; provided that in the case of each of clauses (a) through (d) above, notice to the Agents shall only be required if such event or condition, together with all other events or conditions referred to in clauses (a) through (d) above, could reasonably be expected to result in a Material Adverse Effect.

                  5.12         Litigation and Other Notices

                  The Company will, and will cause each of its Subsidiaries to, furnish to the Agents written notice of the following promptly after any Officer thereof obtains actual knowledge thereof:

                     (i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                    (ii) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Tribunal, against the Company or any of its Subsidiaries in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                   (iii) any other development specific to the Company or any of its Subsidiaries that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  5.13         Register

                  The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 5.13, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments (whether or not evidenced by a Note) of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the receipt by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.2A. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender and the surrendered Note shall be returned to the Company marked "canceled."

                  5.14         Equity Reserve; Exchange Notes

                  The Company will, and will cause Holdings or any applicable Surviving Person (as defined in the Warrant Agreement) to, (i) execute and deliver the Warrant Agreement, the Warrants, the Equity Reserve Registration Rights Agreement and the Warrant Escrow Agreement, (ii) obtain CUSIP numbers for the Warrants and Exchange Notes, (iii) satisfy all requirements for the Warrants and Exchange Notes to be eligible for trading in the PORTAL market and
(iv) satisfy (with the cooperation of the Agents) all eligibility requirements of the Depository Trust Company with respect to the Warrants and the Exchange Notes, in each case on or prior to the date that is 60 days prior to the Conversion Date.

                  5.15         Existing Notes Indenture

                  If any Existing Notes are outstanding, upon receipt by the Company or any of its Subsidiaries of cash proceeds of any Asset Sale occurring after the Closing Date, the Company or such Subsidiary will (i) apply the net cash proceeds (if equal to or in excess of $10,000,000) thereof to either repay the Bank Indebtedness and/or promptly make an offer to purchase the Existing Notes in accordance with Section 4.13 of the Existing Notes Indenture and (ii) thereafter, apply any remaining Net Cash Proceeds pursuant to Section 2.5.A(ii)(a).

                  5.16         Redemption Documents

                  The Company will deliver to the Agents within one week of the Closing Date drafts of Redemption Documents for the Existing Notes (which shall be subject to such changes as the Agents and the Company shall approve in connection with any Redemption (including, without limitation, any changes reasonably requested or deemed necessary by the Agents or the Company)).

                  5.17         Post-Closing Obligations

                  The Company shall, and shall cause each of its Subsidiaries to, obtain and deliver to the Collateral Agent and counsel to the Collateral Agent the following:

                  (a) with respect to the Closing Date Mortgaged Real Property,
         (i) as soon as possible but in no event later than 75 days after the Closing Date, a Survey sufficient to cause the Title Company to issue access, contiguity, survey and so-called comprehensive endorsements to the title commitment and/or title policy covering the Closing Date Mortgaged Real Property (the "Cast-Roll Commitment") and (ii) as soon as possible but in no event later than 75 days after the Closing Date, a revised Cast-Roll Commitment which omits the survey and unrecorded easements exceptions contained therein, reflects any state of facts shown on such Survey and contains such access, contiguity, survey and comprehensive endorsements, and

                  (b) with respect to each Satisfaction Date Mortgaged Real Property, (i) within 120 days after the Closing Date (but in no event later than the Satisfaction Date), a Survey sufficient to cause the Title Company to, on the Satisfaction Date, with respect to the marked title insurance commitments attached hereto as Exhibit XIX, (y) issue the endorsements issued with respect to each such Satisfaction Date Mortgaged Real Property in connection with the offering of the Existing Notes and (z) to remove the survey and unrecorded easements exceptions from such marked commitments, and (ii) within 60 days after the Closing Date (but in no event later than the Satisfaction Date), a zoning endorsement or letter from the appropriate Governmental Authority confirming that (x) such real property is in compliance with or (y) such Governmental Authority is not aware of any noncompliance with the applicable current zoning regulations and (iii) a tie-in endorsement to the Cast Roll Commitment aggregating the amount of title insurance with respect to the Closing Date Mortgaged Real Property and the Satisfaction Date Mortgaged Real Property, a form of which attached hereto as Exhibit XXI, together with a first loss endorsement to the Cast Roll Commitment, and

                  (c) with respect to the Property formerly known as "Fuel Oil Storage Tank and Surrounding Areas" located in Stark County, Massillon, Ohio, prior to or within 120 days after the Closing Date (but in no event later than the Satisfaction Date), the Company, as tenant, shall enter into a lease agreement with Lukens Steel Company, as landlord, which lease agreement shall (i) not prohibit the creation and existence of a leasehold mortgage lien on the tenants' interest thereunder and (ii) be recorded (or a memorandum thereof shall be recorded) in the appropriate local real estate records office.

SECTION 6 NEGATIVE COVENANTS

     6A Prior to Conversion Date

     The Company covenants and agrees that from the date hereof (whether or not any Loans are outstanding so long as any Lender holds Purchased Notes) until the earlier of (x) the Conversion Date or (y) the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement and the redemption or repurchase by the Company of the Purchased Notes held by any Lender and the Available Loan Commitments shall be zero, it will fully and timely perform all covenants in this Section 6A, unless consent of the Required Lenders is obtained.

     6A.1 Indebtedness

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

          (i) the Company and the Subsidiary Guarantors may Incur and remain liable with respect to the Obligations and the Guarantee Obligations;

          (ii) the Company and the Subsidiary Guarantors may Incur and remain liable with respect to the Bank Indebtedness in an aggregate principal amount of Indebtedness not to exceed $150,000,000;

          (iii) the Company and the Subsidiary Guarantors may Incur and remain liable with respect to the Initial Notes, the Term Notes, the Take-Out Notes and the Exchange Notes;

          (iv) the Company and its Subsidiaries may Incur and remain liable with respect to Interest Rate Protection Obligations entered into in order to fix the effective rate of interest on any Indebtedness; provided that such Interest Rate Protection Obligations are Incurred to hedge actual interest rate exposure and not for the purpose of speculation;

          (v) the Company and its Subsidiaries may Incur and remain liable with respect to (a) Indebtedness of the Company to any of its Subsidiaries, and
     (b) Indebtedness of any Subsidiary of the Company to the Company or any Subsidiary of the Company arising from an Investment made pursuant to
     Section 6A.4;

          (vi) the Company and its Subsidiaries may remain liable with respect to the Indebtedness which is existing on the Closing Date (including the Existing Notes (but not with respect to any reissuances of Existing Notes for the purposes of satisfying an Election hereunder except to the extent permitted by the final proviso of this paragraph below) and the Waste Revenue Bonds) and set forth on Schedule B annexed hereto, but not any extensions, renewals or replacements of such Indebtedness, except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness (other than the Existing Notes) as the same are in effect on the Closing Date and (ii) refinancings and extensions of any such Indebtedness (other than the Existing Notes) if the Weighted Average Life to Maturity thereof is greater than or equal to that of the Indebtedness being refi-nanced or extended; provided that such extending, renewal or replacement Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced (plus unpaid accrued interest and premium thereon) or (C) Incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; provided, further, that Existing Notes purchased or otherwise acquired by the Company may be reissued by the Company and remain outstanding as contemplated hereby on any Bank Indebtedness Refinancing Date;

          (vii) the Company and its Subsidiaries may Incur or remain liable with respect to Indebtedness consisting of Capitalized Lease Obligations, mortgage financings and purchase money Indebtedness Incurred by the Company or any of its Subsidiaries prior to or within 270 days after a Capital Expenditure permitted under Section 6A.10 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof in an aggregate principal amount outstanding at any time not in excess of $10,000,000; provided that any such refinancing Indebtedness shall not be
     (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced;

          (viii) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness in respect of surety bonds or other obligations in favor of the PBGC entered into pursuant to the Merger Agreement or the Settlement Agreement referred to in the Merger Agreement, and not in respect of obligations violating any of the provisions of this Agreement or the Bank Credit Agreement;

          (ix) the Company and its Subsidiaries may Incur and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $10,000,000;

          (x) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness which represents the assumption by the Company or any such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming Person or the purchase of all or substantially all the assets of such Subsidiary;

          (xi) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (xii) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person;

          (xiii) the Company and its Subsidiaries may Incur and remain liable with respect to obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

          (xiv) the Company and its Subsidiaries may Incur and remain liable for all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (i) through (xiii) above; and

          (xv) Indebtedness arising from Currency Agreements with respect to Indebtedness or obligations of the Company or any Subsidiary entered into to hedge actual currency exposure and not for the purpose of speculation.

     6A.2 Liens

     As of the Closing Date and each Satisfaction Date, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Lien upon or with respect to (i) any Property constituting Collateral as of the Closing Date or any such Satisfaction Date in accordance with the provisions of Section 5.6 except for any Lien of, or permitted by, the Security Document encumbering such Property and Prior Liens applicable thereto and (ii) any Property not constituting Collateral as of the Closing Date or any such Satisfaction Date except the following (other than the Liens described in Section 6A.2(iii) if and when, in accordance with the provisions of Section 5.6, such Liens are required to be released in connection with and on any such Satisfaction Date) (collectively, "Permitted Encumbrances"):

          (i) Liens on property or assets of the Company and its Subsidiaries existing on the date hereof and set forth in Schedule D annexed hereto; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6A.1(vi), subject to Section 5.6) and shall not subsequently apply to any other Property of the Company or any of its Subsidiaries (other than pursuant to existing after-acquired property clauses);

          (ii) any Lien created under the Loan Documents and, subject to Section 5.6, any Lien securing the Existing Notes;

          (iii) any Lien securing Bank Indebtedness in respect of the types of assets pledged as of the date hereof under the Bank Security Agreement;

          (iv) any Lien existing on any property or asset of the Company or any of its Subsidiaries prior to the acquisition thereof by the Company or any of its Subsidiaries; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of the Company or any of its Subsidiaries;

          (v) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $500,000 in the aggregate, or which are being contested in compliance with Section 5.3 or for property taxes on property that the Company or any of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property;

          (vi) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers' or other like Liens on property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate negotiations or proceedings and in respect of which, if applicable, the Company or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (vii) pledges and deposits made in the ordinary course of business by the Company or any of its Subsidiaries in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

          (viii) deposits by the Company or any of its Subsidiaries to secure the performance of tenders, bids, contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (ix) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of Real Property and other similar encumbrances Incurred by the Company or any of its Subsidiaries in the ordinary course of business which, individually and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (x) purchase money security interests in Real Property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any of its Subsidiaries (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (a) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6A (including Sections 6A.1, 6A.6 and 6A.11), (b) such security interests are Incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (c) the Indebtedness secured thereby does not exceed 100% of the cost of such Real Property, improvements or equipment at the time of such acquisition (or construction), including transaction costs Incurred by the Company or any of its Subsidiaries in connection with such acquisition (or construction),
     (d) such expenditures are permitted by this Agreement and (e) such security interests do not apply to any other Property of the Company or any of its Subsidiaries (other than to accessions to such Real Property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

          (xi) Liens consisting of interests of lessors under capital or operating leases not prohibited by Section 6A.1 or 6A.6;

          (xii) Liens securing judgments, decrees or orders against the Company or any of its Subsidiaries, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (xiii) any leases or subleases to other Persons of Properties owned or leased by the Company or any of its Subsidiaries;

          (xiv) any Lien arising by operation of law pursuant to Section 107(1) of the CERCLA, 42 U.S.C. ss. 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Tribunal) or which are being contested in compliance with the standard set forth in Section 5.3, or on property that the Company or any of the Company's Subsidiaries have determined to abandon if the sole recourse for such costs or damages is to such property; provided that the liability of the Company and its Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Company (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $2,000,000;

          (xv) Liens that are contractual rights of setoff (a) relating to the establishment by the Company or any of its Subsidiaries of depository relations with banks not given in connection with the Incurrence of Indebtedness or (b) pertaining to pooled deposit and/or sweep accounts of the Company and/or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company and its Subsidiaries;

          (xvi) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6A.1 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

          (xvii) the sale of accounts receivable in connection with collection in the ordinary course of business;

          (xviii) construction Liens arising in the ordinary course of business, including Liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

          (xix) Liens on assets of the Company and its Subsidiaries not constituting Collateral securing Indebtedness to the extent permitted under
     Section 6A.1(viii); provided that if any such Liens cover property on which any such Collateral is located, the holders of such Liens shall have entered into an intercreditor agreement satisfactory to the Agents;

          (xx) Liens on assets of the Company and its Subsidiaries not constituting Collateral, securing approximately $8,300,000 of severance payments required to be funded into a "rabbi trust" upon a change in control of the Company under the Bank Credit Agreement; and

          (xxi) the replacement, extension or renewal of any Lien permitted by clause (iii), (iv), (ix) or (xviii) above; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

     Notwithstanding any of the foregoing to the contrary, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or permit to exist any Lien on any item of Property securing the obligations of the Company and its Subsidiaries under the Bank Credit Agreement, the Existing Notes and the Existing Notes Indenture, other than pursuant to clauses (i), (ii), (iii), (ix) and (xiv) and, to the extent the creation and existence of any such Lien complies in all respects with the form of Mortgage and form of Security Agreement attached hereto, as applicable, clauses (vi), (vii) and (xiv), above.

     6A.3 Dividends and Distributions

     The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the Common Stock of the Company payable solely by the issuance of additional shares of Common Stock of the Company) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any of its Subsidiaries to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided that:

          (a) any Subsidiary of the Company may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to the Company or to any wholly-owned Subsidiary of the Company (or, in the case of non-wholly owned Subsidiaries, to the Company or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Company or such Subsidiary) based on their relative ownership interests); and

          (b) (i) so long as no Default or Event of Default has occurred and is continuing, the Company may make distributions to Holdings to allow Holdings to pay its operating and administrative expenses (including fees permitted by Section 6A.7(ii)) and to make any scheduled payments of interest due after July 15, 1999 under the credit agreement dated as of September 8, 1998 among Holdings, the lenders named therein, Chase, as administrative agent, and DLJ Capital Funding, Inc., as documentation agent; provided that at the time of any such distribution the Company is not in default under Section 6A.11 and (ii) the Company may make distributions to Holdings in amounts equal to amounts required for Holdings to pay taxes to the extent Holdings is liable for such taxes and such taxes are attributable to the operations of the Company and its Subsidiaries; provided, however, that the Company shall not make any such tax distributions in excess of its and its Subsidiaries stand alone tax liability in respect of such taxes.

     6A.4 Investments

     The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any Investment or any other interest in, any other Person, except:

          (i) Investments of the Company and its Subsidiaries (a) existing on the Closing Date in the Capital Stock of their respective Subsidiaries; (b) by the Company or any of its Subsidiaries in any wholly-owned Subsidiary of the Company (so long as such Subsidiary shall remain a wholly-owned Subsidiary after giving effect to such Investment); and (c) by any wholly-owned Subsidiary of the Company in any other wholly-owned Subsidiary of the Company;

          (ii) Investments in Cash Equivalents or Permitted Investments and Investments that were Cash Equivalents or Permitted Investments when made;

          (iii) Investments arising out of the receipt by the Company or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 6A.5;

          (iv) intercompany loans permitted to be Incurred as Indebtedness under
     Section 6A.1;

          (v) (a) loans and advances to directors, officers and employees of the Company or the Company's Subsidiaries not to exceed $600,000 in the aggregate at any time outstanding and (b) advances of payroll payments and expenses to such employees in the ordinary course of business;

          (vi) (a) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (b) prepayments and other credits to suppliers made in the ordinary course of business;

          (vii) Interest Rate Protection Obligations permitted pursuant to
     Section 6A.1(iv);

          (viii) Investments of the Company and its Subsidiaries, other than Investments listed in paragraphs (i) through (vii) of this Section, existing on the Closing Date and set forth on Schedule E annexed hereto;

          (ix) Investments resulting from pledges and deposits referred to in
     Section 6A.2(vi) or (vii);

          (x) subject to Section 5.6, Investments of the Company and the Company's Subsidiaries consisting of repurchases of the Existing Notes pursuant to the Debt Tender Offer or otherwise; and

          (xi) Investments, loans or advances of the Company and the Company's Subsidiaries in addition to those permitted by paragraphs (i) through (x) not exceeding in the aggregate $500,000 at any time outstanding.

     6A.5 Mergers, Consolidations, Sales of Assets and Acquisitions

     The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or any Capital Stock of the Company or any of its Subsidiaries, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section shall not prohibit:

          (i) the purchase and sale of inventory in the ordinary course of business by the Company or any of its Subsidiaries or the acquisition by the Company or any of its Subsidiaries of any asset of any Person in the ordinary course of business, in each case subject to Section 6A.4;

          (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the merger or consolidation of any Subsidiary of the Company into or with any wholly-owned Subsidiary of the Company in a transaction in which the surviving entity is a wholly-owned Subsidiary of the Company (which shall be a domestic Subsidiary if the non-surviving Person shall be a domestic Subsidiary) and, in each case, no Person other than the Company or a wholly-owned Subsidiary of the Company receives any consideration;

          (iii) Liens permitted by Section 6A.2 and Sale and Lease-Back Transactions permitted by Section 6A.6;

          (iv) Investments permitted by Section 6A.4;

          (v) subject to Section 6A.7, sales, leases or transfers (a) from the Company or any Subsidiary of the Company to the Company or to a domestic wholly-owned Subsidiary of the Company or (b) from any foreign Subsidiary of the Company to any foreign wholly-owned Subsidiary of the Company or to the Company;

          (vi) sales, leases or other dispositions of equipment or Real Property of the Company or its Subsidiaries determined by the Board of Directors or senior management of the Company to be no longer useful or necessary in the operation of the business of the Company or its Subsidiaries;

          (vii) sales, leases or other dispositions of inventory of the Company and any Subsidiary of the Company not made in the ordinary course of business determined by the Board of Directors or senior management of the Company to be no longer useful or necessary in the operation of the business of the Company and its Subsidiaries;

          (viii) sales, leases or other dispositions of property by the Company and the Subsidiaries of the Company having a net book value not in excess of $1,000,000 in the aggregate during the term of this Agreement; provided that no sale may be made of the Capital Stock of any Subsidiary of the Company except the Capital Stock of a Subsidiary of the Company in connection with the sale of all its outstanding Capital Stock that is held by the Company and any other Subsidiary of the Company; and

          (ix) the sale of the Baltimore Property and the Harrison Property substantially in accordance with the Letter of Intent or on such other terms as are not materially adverse to the Lenders in comparison to the terms of the Letter of Intent;

provided that the proceeds from any Asset Sale permitted by the foregoing shall consist of at least 90% cash and/or Cash Equivalents and the Net Cash Proceeds thereof shall be applied in accordance with Section 2.5A(ii)(a).

     6A.6 Sale and Lease-Back Transactions

     The Company shall not, nor shall the Company cause or permit any of it Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or Personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction that involves a sale by the Company or a Subsidiary of the Company solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and that results in a Capitalized Lease Obligation and Liens associated therewith permitted under Sections 6A.1(vii) and 6A.2(x).

     6A.7 Transactions with Affiliates

     (i) The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Capital Stock of the Company, unless such transaction forms a part of the Transactions or is (a) otherwise permitted under this Agreement and (b) upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which was not an Affiliate; provided that the foregoing restriction shall not apply to (A) the payment of the monitoring and management fees referred to in paragraph (ii) below or (B) the indemnification of officers and directors of the Company and its Subsidiaries in accordance with customary practice.

     (ii) The foregoing paragraph shall not prohibit, to the extent otherwise permitted under this Agreement, (a) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (b) loans or advances to directors, officers and employees of the Company or any of its Subsidiaries in accordance with Section 6A.4(v), (c) transactions among the Company and wholly-owned Subsidiaries of the Company and transactions among wholly-owned Subsidiaries of the Company otherwise permitted by this Agreement, (d) the payment of fees and indemnities to directors, officers and employees of the Company and the Subsidiaries of the Company in the ordinary course of business,
(e) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule I annexed hereto, (f) any employment agreements entered into by any of the Company or any of the Subsidiaries of the Company in the ordinary course of business, (g) dividends and repurchases permitted under
Section 6A.3, (h) any purchase by the Principals of Capital Stock of the Company, and (i) (x) prior to the Conversion Date, the accrual (but not the payment) of, and (y) after the Conversion Date and so long as no Default or Event of Default has occurred and is continuing, the payment of, (A) acquisition, financial and other transaction fees and expenses consistent with Blackstone's customary practice with respect to portfolio companies and (B) annual management, consulting, monitoring and advisory fees and related expenses to Blackstone, Veritas and their Affiliates not to exceed $1,000,000 in the aggregate for each annual period.

     6A.8 Business Activities

     The Company shall not, nor shall the Company cause or permit any of its Subsidiaries to, directly or indirectly engage at any time in any business or business activity other than any business or business activity conducted by it on the Closing Date and any business or business activities incidental or related thereto and, the performance of its Obligations under and in connection with the Loan Documents and under the Stockholders Agreement executed in connection with the Merger Agreement and other agreements contemplated thereby and actions required by law to maintain its status as a corporation.

     6A.9 Material Agreements

     The Company shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly:

          (i) (a) make any optional payment, retirement, repurchase or redemption on account of the principal of the Existing Notes or Waste Revenue Bonds, or directly or indirectly prepay or defease any such Indebtedness prior to the stated maturity date of such Indebtedness, (b) make any optional payment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (c) pay in cash any amount in respect of such Indebtedness that may at the Company's option be paid in kind thereunder; provided that the Existing Notes may be retired, repurchased or redeemed subject to Sections 5.6 and 5.15;

          (ii) amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be materially adverse to the Lenders), (a) the certificate or articles of incorporation, bylaws or other organizational document in any material respect of the Company or any of its Subsidiaries, (b) the Stockholders Agreement or (c) the Collective Bargaining Agreement;

          (iii) amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be materially adverse to the Lenders) the terms of the instruments governing the Existing Notes (other than to comply with applicable law), or any Indebtedness existing on the date hereof other than the Bank Credit Agreement;

          (iv) permit any of its Subsidiaries to enter into any agreement or instrument that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Company or any Subsidiary of the Company that is a direct or indirect parent of such Subsidiary other than those arising under any Loan Document, the Bank Credit Agreement, or the Existing Notes Indenture.

     6A.10 Capital Expenditures

     The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures on or after the Closing Date exceeding $35,000,000 for the 12 months following the Closing Date.

     6A.11 Fixed Charge Coverage Ratio

     The Company shall not permit its Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter ending on or after June 30, 1999 to be less than 2.00:1.

     6B Following the Conversion Date

     The Company covenants and agrees that from the Conversion Date until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement it will fully and timely perform all of the following covenants, unless consent of the Required Lenders is obtained:

          (i) all of the covenants in Sections 4.9, 4.10, 4.11, 4.12, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.22 and 5.1 of the Indenture, all of which are incorporated by reference herein; and

          (ii) all of the covenants in Sections 6A.8 and 6A.9 of this Agreement.

     With respect to all of the covenants referred to in clause (i) of this
Section 6B, all capitalized terms used therein shall have the meanings ascribed to such terms in the Indenture, all of which are incorporated by reference herein.

SECTION 7 EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     7.1 Failure To Make Payments When Due

     Failure to pay any installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on the Loans or any other amount due under this Agreement or an Assignment Agreement within five days or more after the date due; or

     7.2 Default in Other Agreements

     Either (x) failure of the Company or any of its Subsidiaries to pay any principal, interest or premium, whether at stated maturity or otherwise, on one or more issues of Indebtedness of the Company or of any of its Subsidiaries (other than Indebtedness referred to in Section 7.1) or (y) breach or default by the Company or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness of the Company or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness and, such default or breach results in the acceleration of that Indebtedness prior to its stated maturity and, in either the case of clause (x) and (y), the principal amount of such Indebtedness and all other such Indebtedness of the Company and its Subsidiaries in respect of which there is a failure to pay principal or interest or under which there is a breach or default or which has been so accelerated equals $7,500,000 or more; or

     7.3 Breach of Certain Covenants

     A. The occurrence of a Change of Control prior to the Conversion Date; or

     B. Failure of the Company to perform or comply with any covenant, term or condition contained in Section 2.5A(iv), 4.11 or 5.2(i) (with respect to the Company); or

     7.4 Breach of Warranty

     Any representation, warranty or certification made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; provided that, on or prior to the earlier of the repurchase or retirement by the Company of all Existing Notes or the date after the Alternate Tender Offer Closing Date (the "Expiry Date"), if (x) such false or incorrect representation, warranty or certification does not involve intentional fraud or relate solely to a matter covered by Sections 4.1(i) (with respect to the Company, but not with respect to good standing), 4.2 (with respect to the Company), 4.4 (with respect to the Company and Holdings) and 4.25 (in respect of Collateral with a fair market value of at least $250,000) (in any such case, the "Applicable Breach") and (y) the facts, circumstances and/or conditions (in any such case, the "Applicable Conditions") giving rise to the Applicable Breach are capable of being altered or eliminated within 30 days so that the Applicable Breach would no longer exist, then an Event of Default under this Section 7.4 shall not be deemed to have occurred until the earlier of (1) the Expiry Date or (2) the 30th day after the date that an Officer of the Company shall have become actually aware of the Applicable Breach and only then to the extent that, Applicable Conditions shall not have been altered or eliminated so that the Applicable Breach no longer exists; or

     7.5 Other Defaults Under This Agreement or Other Loan Documents

     The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 7.1, 7.3, 7.4, 7.10 or 7.14); provided that if (x) such default is capable of being cured or remedied within 30 days and (y) the default has not resulted from bad faith by the Company or any of its Subsidiaries, then an Event of Default shall not be deemed to have occurred until the 30th day after the date of written notice of such default from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding if such default shall not have been remedied or waived in accordance with this Agreement; or

     7.6 Involuntary Bankruptcy; Appointment of Custodian, Etc.

     A court of competent jurisdiction enters a Bankruptcy order under any Bankruptcy Law that:

          (A) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding, or

          (B) appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of its properties, or

          (C) orders the liquidation of the Company or any of its Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days; or

     7.7 Voluntary Bankruptcy; Appointment of Custodian, Etc.

     The Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case or proceeding, or

          (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

          (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

          (E) consents to the filing of a petition in bankruptcy against it, or

          (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

     7.8 Judgments and Attachments

     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $500,000 (to the extent not covered by third-party insurance as to which the insurance company has not denied coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     7.9 Dissolution

     Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split-up of the Company or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     7.10 Loan Documents

     (i) Any Loan Document or any material provision thereof shall cease to be in full force or effect (other than in accordance with its express terms or as a result of the actions of any Agent or Lender), or (ii) any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee and such Guarantee or Guarantor would be material; or (iii) the Company or any of its Subsidiaries or any other Person shall deny or disaffirm the security interests created by any of the Security Documents; or

     7.11 Foreclosure

     The agent under the Bank Credit Agreement or the trustee or the collateral agent for the Existing Notes or any other party entitled to act thereunder commences judicial proceedings to foreclose on the collateral securing the Bank Indebtedness or the Existing Notes or exercises any right under applicable Law or any instrument evidencing a security interest or other encumbrance in respect of such collateral to take ownership or effect the transfer of such collateral in lieu of foreclosure; or

     7.12 ERISA

     (i) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Company or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; provided that, on or prior to the Expiry Date, an event referred to in the foregoing clauses (other than clause (iii)) shall not be deemed to be an Event of Default until the earlier of (1) the Expiry Date or (2) the 30th day after the date of such event written notice of such default from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding such default shall not have been remedied or waived in accordance with this Agreement; or

     7.13 Collective Bargaining Agreement

     The Collective Bargaining Agreement shall cease to be in effect; or

     7.14 Security Documents

     Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Prior Liens, in each case in respect of Collateral with a fair market value of at least $250,000; or

     7.15 Satisfaction Date

     (i) The Company or its Subsidiaries fail to deliver to the Collateral Agent all documentation and take all action required hereunder to grant to the Collateral Agent (for the benefit of the Secured Parties) a perfected first priority Lien on and security interest in (subject only to applicable Prior Liens) any Collateral on the applicable Satisfaction Date as contemplated by the terms of this Agreement or (ii) the agent under the Bank Credit Agreement or the Existing Notes Trustee or any other party entitled to act thereunder fails, as of the applicable Satisfaction Date, to release its respective interest in the collateral (other than, with respect to the Bank Indebtedness, inventory, accounts receivable and related intangibles) securing the Bank Indebtedness or the Existing Notes, as applicable, in a manner reasonably satisfactory to the Collateral Agent;

     THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6, 7.7 or 7.9, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Agents shall, upon written notice of the holder or holders of at least 25% in aggregate principal amount of the Loans then outstanding, by written notice to the Company, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate (except to the extent limited below); provided, however, that if any declaration of acceleration under this Agreement occurs solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Agents have received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Company shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.6, then the Agents shall, upon written notice of the holders of a majority in aggregate principal amount of the Loans then outstanding, by written notice to the Company rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. Notwithstanding anything herein to the contrary, the Lenders' rights of acceleration under clause (ii) above shall not be deemed waived solely by reason of Lenders making Loans available to the Company after the occurrence of a Default or Event of Default. In addition, notwithstanding anything to the contrary, until after the Alternate Tender Offer Closing Date, the obligations and the commitments to make Subsequent Loans to fund the Alternate Tender Offer shall not be relieved by reason of a Default or Event of Default except to the extent expressly set forth in Section 3.1B.A.

SECTION 8 THE AGENTS

     8.1 Appointment

     Each Lender hereby irrevocably designates and appoints Chase, DLJ and BankBoston as Agents of such Lender (such term to include Chase acting as Administrative Agent hereunder and Collateral Agent under the Loan Documents) to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes Chase, DLJ and BankBoston as the Agents to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this
Section 8. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, the Agents shall act solely as agents of the Lenders and the Agents do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company or any of its Subsidiaries.

     8.2 Delegation of Duties

     The Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care except to the extent otherwise required by Section 8.3.

     8.3 Exculpatory Provisions

     None of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agents to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     8.4 Reliance by Agents

     The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders (or, after the Conversion Date, in the case of the Collateral Agent, the Requisite Obligees) as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be Incurred by them by reason of taking or continuing to take any such action. As between the Agents and the Lenders, the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, after the Conversion Date, in the case of the Collateral Agent, the Requisite Obligees), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     8.5 Notice of Default

     The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agents have actually received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agents receive such a notice, the Agents shall give prompt notice thereof to the Lenders. Except as otherwise set forth in Section 8.10, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that as between the Agents and the Lenders unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

     8.6 Non-Reliance on Agents and Other Lenders

     Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agents hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company or its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7 Indemnification

     The Lenders agree to indemnify each Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, Incurred by or asserted against any Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent. If any indemnity furnished to the Agents for any purpose shall, in the opinion of the Agents, be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 8.7 shall survive the payment of all Obligations.

     8.8 Agents in Their Individual Capacity

     The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agents were not the Agents hereunder. With respect to the Loans made by them and all Obligations owing to them, the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not the Agents and the terms "Lender" and "Lenders" shall include the Agents in their individual capacity.

     8.9 Resignation of Any Agent; Successor Agent

     Except as otherwise set forth in Section 8.10, any Agent may resign as an Agent upon 20 days' notice to the Lenders and the Company. Except as otherwise set forth in Section 8.10, upon the resignation of an Agent, the Required Lenders shall appoint from among the Lenders a successor agent which is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     8.10 Collateral Agent

     By acceptance of the benefits of this Agreement and the Security Documents each Lender and Agent, as applicable, (i) consents to the appointment of Chase as the Collateral Agent hereunder and under the Security Documents and grants the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder and under the Security Documents, (ii) confirms that the Collateral Agent shall have the authority to act as the exclusive agent of such Lender or Agent, as applicable, to make claims under and otherwise act in all respects as the beneficiary of and for enforcement of any remedies under or with respect to any Security Document and the giving or withholding of any consent or approval relating to any Collateral or the Security Documents or any obligations with respect thereto or otherwise take any action on behalf of such Lenders and Agents pursuant to and in accordance with this Agreement or the Security Documents, (iii) acknowledges that the transactions contemplated by this Agreement will by their nature require the execution and delivery of certain amendments, modifications and supplements to the Loan Documents, and each Lender and Agent hereby agrees that the Collateral Agent is authorized, to execute, deliver, file and record any such amendment, modification or supplement necessary or desirable for any purpose not inconsistent with the terms of this Agreement or any other Loan Document or to cure any ambiguity or to correct or supplement any provision contained herein or in any other Loan Document which may be defective or inconsistent with any other provision contained herein or in any other Loan Document, or to make such other provisions in regard to matter or questions arising under this Agreement or any other Loan Document which shall not be inconsistent with the provisions of this Agreement or other Loan Document and which shall not adversely affect the interests of the Lenders or the Agents and (iv) agrees that such Lender or Agent, as applicable, shall not give any approval or consent relating to or bring any suit, action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral, except through the Collateral Agent in accordance with this Agreement and the Security Documents.

     Prior to the Conversion Date, the Collateral Agent shall make such demands and give such notices under any of the Security Documents, and to take such action to enforce the Security Documents and to foreclose upon, collect, dispose of or release the Collateral or any portion thereof, in each case as may be directed by the Required Lenders, except as otherwise set forth above. On or after the Conversion Date, the Collateral Agent shall take the actions contemplated in the immediately preceding sentence, in each case as directed by the Requisite Obligees, except as otherwise set forth above. The Collateral Agent shall consent to amendments, modifications or waivers to any of the Security Documents as directed in accordance with Section 10.6.

     The Collateral Agent may at any time, prior to the Conversion Date, request directions from the Required Lenders or, on or after the Conversion Date, the Requisite Obligees with respect to the Security Documents as to any course of action or other matter relating hereto or to such Security Documents. On or after the Conversion Date, directions given by the Requisite Obligees to the Collateral Agent shall be binding on all Secured Parties for all purposes (provided such directions do not conflict with the express terms of any Loan Document). As to any matters not expressly provided for by the Loan Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed, at all times prior to the Conversion Date, by the Required Lenders, and at all times on or after the Conversion Date, by the Requisite Obligees, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders or the Secured Parties, as applicable. The Collateral Agent shall not be required to take any action that is in its opinion contrary to Law or to the terms of any Loan Document, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     Each Lender and Agent shall, upon request of the Collateral Agent, execute and deliver such further instruments and do such further acts as may be reasonably necessary or appropriate to carry out more effectively the provisions of this Section 8.10 and the other provisions of this Agreement and the Security Documents relating to the intercreditor arrangements among the Secured Parties.

     Any and all amounts actually received (i) by the Collateral Agent in connection with the enforcement of the Security Documents, (ii) in accordance with the Indenture or (iii) by the Collateral Agent as agent for the Secured Parties in connection with a distribution in a bankruptcy, insolvency or similar proceeding, including, without limitation, the proceeds of any collection, sale or other disposition of the Collateral or any portion thereof, shall be applied promptly by the Collateral Agent as provided for in the respective Security Documents. Until such amounts are so applied, the Collateral Agent shall hold such amounts in its custody in accordance with its regular procedures for handling deposited funds.

     Prior to the Conversion Date, the Collateral Agent may resign (and a successor Collateral Agent shall be appointed) in accordance with Section 8.9. On or after the Conversion Date, the Collateral Agent may at any time, by giving written notice to the Company and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent by the Requisite Obligees and (ii) the acceptance of such appointment by such successor Collateral Agent.

SECTION 9 GUARANTEE

     9.1 Unconditional Guarantee

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), to each of the Lenders and to the Agents and their respective successors and assigns, that: (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Loans and all other Obligations of the Company to the Lenders or the Agents under the Loan Documents will be promptly paid in full or performed, all in accordance with the terms of the Loan Documents; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses
(i) and (ii) above, to the limitations set forth in Section 9.4. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Agents are required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Agents or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Agents, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

     9.2 Severability

     In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.3 Release of a Guarantor

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Subsidiary Guarantor shall be deemed released from all obligations under this
Section 9 without any further action required on the part of the Agents or any Lender.

     The Agents shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 9.3. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 9.

     9.4 Limitation of Guarantor's Liability

     Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.6, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

     9.5 Guarantors May Consolidate, Etc., on Certain Terms

     (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into the Company or, in the case of a Subsidiary Guarantor, another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or, in the case of a Subsidiary Guarantor, another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such non-surviving Guarantor shall no longer have any force or effect.

     (b) Except as set forth in Section 6A.7, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided that, subject to Sections 9.3 and 9.5(a), (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 9, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement and the Security Documents to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving cor-poration in the merger), by supplemental indenture satisfactory in form to the Agents, executed and delivered to the Agents, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Agents and satisfactory in form to the Agents of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

     9.6 Contribution

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses Incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     9.7 Waiver of Subrogation

     Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Agents for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 9.7 is knowingly made in contemplation of such benefits.

     9.8 Evidence of Guarantee

     To evidence their guarantees to the Lenders set forth in this Section 9, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit X annexed hereto. Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an officer and an Assistant Secretary or one Officer shall sign and one officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

     9.9 Waiver of Stay, Extension or Usury Laws

     Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10 MISCELLANEOUS

     10.1 Representation of the Lenders

     Each Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account or the account of its affiliates in the ordinary course of such business.

     10.2 Participations in and Assignments of Loans and Notes

     A. Each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Notes, or its Loan Commitment to one or more Eligible Assignees. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 10.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit XI hereto; provided that (i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued, at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 2.1D or 2.2E as the case may be (with appropriate modifications) to the extent needed to reflect the revised Loan Commitment and the surrendered Notes will be returned to the Company marked "canceled," and
(iii) the Agents shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agents on the Register pursuant to Section 5.13. To the extent of any assignment pursuant to this Section 10.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 10.2A to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, such Person shall provide to the Company and the Agents the appropriate Internal Revenue Service Forms (and, if applicable, a Section 10.2E(ii) Certificate) described in Section 10.2E. All transfers by the Lenders of any Loans or Notes shall be in accordance with applicable Law.

     Notwithstanding anything herein to the contrary, the Purchased Notes may be assigned at any time in accordance with the terms and conditions of the Assignment Agreement.

     B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment to one or more Eligible Assignees, other than to an Eligible Assignee which has, or has an Affiliate which has, a material line of business similar to any principal line of business of the Company or any of its Subsidiaries.

     C. The Company shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 10.2.

     D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Agents, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to an assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) and a certificate substantially in the form of Exhibit XX annexed hereto (a "Section 10.2E(ii) Certificate") certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note (or, with respect to an assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Agents two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Agents of its inability to deliver any such Form or Certificate. Subject to Section 10.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 10.2E and except as set forth in Section 10.2A, the Company agrees to pay additional amounts and to indemnify and hold harmless each Lender (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse such Lender upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes; provided that such Lender will provide the Company with any refund received by such Lender for which the Company reimbursed such Lender pursuant to this Section 10.2E.

     F. Notwithstanding anything to the contrary in Section 10.2A, (i) Chase may sell, assign, transfer or negotiate all or any portion of its Initial Loans or Initial Notes to a Chase Fund; (ii) any Chase Fund that is a Lender may, upon the occurrence of a Credit Event, assign all or any portion of its Initial Loans and Initial Notes to the "Beneficial Owners" pro rata according to their respective beneficial ownership percentages in such Chase Fund and in the Initial Loans held by such Chase Fund; and (iii) any Chase Fund that is a Lender may distribute any evidences of indebtedness or securities received by such Lender in exchange for, or in satisfaction of, its Initial Loans or Initial Notes held by such Lender to the Beneficial Owners of such Chase Fund pro rata according to their respective beneficial ownership percentages in such Chase Fund and in the Initial Loan held by such Chase Fund.

     G. Notwithstanding anything to the contrary in Section 10.2A, each Lender shall have the right at any time to sell, assign or transfer all or any portion of its right to receive Warrants and other rights and interests under the Warrant Agreement, the Equity Reserve Registration Rights Agreement and the Warrant Escrow Agreement in accordance with the respective terms and conditions thereof.

     10.3 Expenses

     Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents, all costs and expenses Incurred by the Agents (including the Collateral Agent) in connection with the syndication of the Loans hereunder and all the costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to the Lenders and the Collateral Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all reasonable costs and expenses (including documentary taxes, reasonable attorneys fees, including allocated costs of internal counsel, and costs of settlement) actually Incurred by the Lenders or the Agents (including the Collateral Agent) in enforcing any obligations of or in collecting any payments due from the Company hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

     10.4 Indemnity

     In addition to the payment of expenses pursuant to Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Lenders, the Agents and any holder of any of the Notes, and each of their officers, directors, employees, agents, and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, Incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder, the issuance of the Exchange Notes or the Take-Out Notes or the Transactions (the "indemnified liabilities"); provided, however, that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities (i) to the extent Incurred by reason of the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities Incurred by the Indemnitees or any of them.

     10.5 Setoff

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the Agents and each subsequent holder of any Note is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or that subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or that subsequent holder shall have made any demand hereunder or
(b) such Person or that subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     10.6 Amendments and Waivers; Payments for Consent

     (a) Except as otherwise set forth in Section 8.10, no amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or any other Loan Document or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement or the form of the Indenture or consent to any departure by the Company or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Company or such Guarantor, as the case may be, and the Required Lenders (or, on or after the Conversion Date, in the case of the Security Documents, the Requisite Obligees), and, upon the reasonable request of any Lender, the receipt of a written opinion of counsel of the Company addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of the Bank Credit Agreement or any other Contractual Obligation of the Company in any material respect; provided, however, that, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee or any other Loan Document, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement and the form of Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in Section 2.5A(iv), in the definition of Change of Control, in Section 5.10, in the last paragraph of Section 7 or in this Section 10.6; (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; or (vii) waive performance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.5A(iv); provided, further, that without the consent of the Agents, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Agents or any other provision of this Agreement as it relates to the rights or obligations of the Agents; and provided, further, any modification of Section 10.2F or of the definitions of "Chase Fund" or "Credit Event" shall require the consent of each Lender that is a Chase Fund; and provided, further, without the consent of each Lender and holders of a majority of the outstanding Exchange Notes no material portion of the Collateral shall be released other than (whether prior to or following the Conversion Date) in accordance with Article XI of the Indenture; provided, however, that (x) no release of Collateral with a fair market value, individually or in the aggregate, in excess of $500,000 shall be permitted pursuant to Section 11.4, 11.5 or Article XII of the Indenture without the consent of the Required Lenders and (y) any application of trust moneys pursuant to Section 12.2 of the Indenture shall be applied pro rata to the Lenders and the holders of outstanding Exchange Notes based on the aggregate principal amounts owing to the Lenders and the holders of Exchange Notes on the date of any such application. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6(a) shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Company or a Guarantor, on the Company and such Guarantor.

     (b) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     10.7 Independence of Covenants

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     10.8 Entirety

     The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     10.9 Notices

     Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be Personally served, telecopied or sent by mail and shall be deemed to have been given when delivered in Person, upon receipt of telecopy against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be set forth under each party's name on the signature pages hereto and any additional Guarantors shall (until notice of a change thereof is delivered as provided in this Section 10.9) have the address set forth under the Company's name on the signature page hereto.

     10.10 Survival of Warranties and Certain Agreements

     A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 10.3, 10.4 and
10.22 and the agreements of the Lenders set forth in Section 10.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

     10.11 Failure or Indulgence Not Waiver; Remedies Cumulative

     No failure or delay on the part of the Agents or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

     10.12 Severability

     In case any provision in or obligation under this Agreement, a Guarantee, the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 Headings

     Sections and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.14 Applicable Law

     THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.15 Successors and Assigns; Subsequent Holders of Notes

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement, each Guarantee, the Security Documents and the other Loan Documents shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 10.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 10.6, in determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Company, any Guarantor or any of their respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

     10.16 Counterparts; Effectiveness

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective on the Closing Date upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agents or, in the case of the Lenders, written or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agents will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

     10.17 Consent to Jurisdiction; Venue; Waiver of Jury Trial

     A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 10.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective if performed in such manner. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

     B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

     10.18 Payments Pro Rata

     A. The Agents (other than the Collateral Agent) agree that promptly after their receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company or any Guarantor, they shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

     B. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     10.19 Taxes and Other Taxes

     (A) Any and all payments by the Company to the Agents or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with
Section 2.5, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agents, taxes, levies, imposts, deductions, charges or withholdings that would not be imposed but for a present or former connection between such Lender or Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender or Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender and each Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender or Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 10.19, the term "Initial Date" shall mean (i) in the case of the Agents or any Lender, the date on which such Person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, (i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.19) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Company shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender or Agent not organized under the laws of the United States of America or a state thereof if such Lender or Agent fails to comply with the requirements of paragraph 10.2E or 10.19(F).

     (B) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (C) The Company will indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.19) paid by such Lender or Agent, as the case may be, and any interest, penalties or other additions to tax and expenses arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or transferee thereof) or Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Company reasonably believes that such Taxes were not correctly or legally asserted, such Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Company to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender or Agent, as the case may be, makes written demand therefor. If a Lender or Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, pursue or timely claim such refund at the Company's expense. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or Agent has received payment from the Company hereunder, it shall promptly repay such refund (plus any interest received) to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 10.19 with respect to the Taxes or Other Taxes giving rise to such refund); provided that the Company, upon the request of such Lender or Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to the relevant taxing authority.

     (D) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender or Agent, the Company will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

     (E) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 10.19 shall survive the payment in full of principal and interest hereunder and the repayment of the Loans and the other Obligations hereunder.

     (F) Any Lender claiming any additional amounts payable pursuant to this
Section 10.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Company to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender.

     (G) Nothing contained in this Section 10.19 shall require any Lender or Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     10.20 Waiver of Stay, Extension or Usury Laws

     The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agents, but will suffer and permit the execution of every such power as though no such law had been enacted.

     10.21 Requirements of Law

     (a) In the event that any change in law occurring after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the reasonable opinion of such Lender, require that any Initial Loan Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such change in law as provided in paragraph (b) of this Section 10.21, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

     (b) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 10.21 unless such Lender has given written notice to the Company, through the Agents, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Company under this Section 10.21, the Company may, by notice to such Lender (with a copy to the Agents), suspend the obligation of such Lender thereafter to make or continue Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     10.22 Confidentiality

     Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement in accordance with such Lender's customary procedures (which shall be reasonably prudent for purposes of maintaining confidentiality) for handling confidential information of this nature and in accordance with safe and sound banking practices, and shall use such information only in connection with the rights and remedies of the Lenders, the protection of the Lenders' legal and economic interests in its capacity as a Lender, extensions of credit, and other transactions contemplated by the Loan Documents, it being understood and agreed by the Company that in any event a Lender may make disclosures (i) reasonably required by any bona fide Assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) with respect to information that has been publicly disclosed other than in breach of this Agreement; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries. In connection with any sales, assignments or transfers referred to in Section 10.2A, a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Company, that such parties will comply with this Section 10.22.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BORROWER:

                                    REPUBLIC ENGINEERED STEELS, INC.


                                    By: /s/ Joseph F. Lapinsky
                                        -----------------------------
                                        Name:  Joseph F. Lapinsky
                                        Title: President and Chief Operating
                                        Officer

                                    Notice Address:


                                    Telephone:
                                    Telecopy:


                                    GUARANTOR:

                                    NIMISHILLEN & TUSCARAWAS RAILWAY
                                      COMPANY


                                    By:  /s/ John B. George
                                         --------------------------------
                                         Name:  John B. George
                                         Title: Assistant Treasurer

                                    Notice Address:


                                    Telephone:
                                    Telecopy:

                                    AGENTS:

                                    THE CHASE MANHATTAN BANK,
                                    as Collateral Agent, Documentation Agent,
                                    Syndication Agent, an Agent and a Lender


             Commitment: 60%        By:  /s/ James H. Ramage
                                         --------------------------------
                                         Name:  JAMES H. RAMAGE
                                         Title: Vice President

                                    Notice Address:

                                      Loan and Agency Services Group
                                      1 Chase Plaza
                                      New York, New York 10081
                                      Attention: Laura Rebecca


                                    Telephone:  (212) 552-7253
                                    Telecopy:   (212) 552-7490


                                      with a copy to:

                                    270 Park Avenue
                                        New York, New York 10017
                                        Attention, James Ramage

                                    Telephone:  (212) 270-1373
                                    Telecopy:   (212) 270-4724

                                    ONE BAR FUNDING, INC.,
                                    as a Lender


             Commitment: 32%        By:  /s/ Harold J. Philipps
                                         -------------------------------
                                         Name:  Harold J. Philipps
                                         Title: Managing Director

                                    Notice Address:


                                    Telephone:
                                    Telecopy:


                                    DLJ BRIDGE FINANCE, INC.,
                                    as Agent


                                    By:  /s/ Harold J. Philipps
                                         --------------------------------
                                         Name:  Harold J. Philipps
                                         Title: Managing Director


                                    Notice Address:


                                    Telephone:
                                    Telecopy:

                                    BANKBOSTON, N.A.,
                                    as Agent and a Lender


             Commitment: 8%         By:  /s/ Robert S. Allen
                                         -------------------------------
                                         Name:  Robert S. Allen
                                         Title: Director

                                    Notice Address:


                                    Telephone:
                                    Telecopy: